As filed with the Securities and Exchange Commission on June 26, 2025

Registration No. 333-283463

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise Bitcoin & Ethereum ETF

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:

Richard Coyle, Esq.

James Audette, Esq.
Chapman and Cutler LLP

320 South Canal Street, 27th Floor

Chicago, Illinois 60606

(312) 845-3724

Katherine Dowling, Esq.
Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated June 26, 2025

PROSPECTUS

Shares

Bitwise Bitcoin & Ethereum ETF

The Bitwise Bitcoin & Ethereum ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “_____.” The Trust’s investment objective is to seek to provide exposure to the value of bitcoin and ether held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s allocation of its assets to bitcoin and ether will approximate the relative market capitalization of bitcoin and ether to one another. On the inception date of the Trust, ______, 2025, each Share represented _____ bitcoin and _____ ether. In seeking to achieve its investment objective, the Trust will hold bitcoin and ether and establish its net asset value (“NAV”) by reference to the CME CF Bitcoin – New York Variant for its bitcoin holdings (the “Bitcoin Pricing Benchmark”) and to the CME CF Ether – Dollar Reference Rate – New York Variant for its ether holdings (the “Ether Pricing Benchmark,” and, with the Bitcoin Pricing Benchmark, the “Pricing Benchmarks”). The Pricing Benchmarks are calculated by CF Benchmarks Ltd. based on an aggregation of executed trade flow of major bitcoin and ether trading platforms. The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The Trust will pay to the Sponsor a unitary management fee of 0.___% per annum of the Trust’s bitcoin and ether holdings (the “Sponsor Fee”).

When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of bitcoin and ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of bitcoin and ether represented by the Basket Amount or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of bitcoin and ether to be distributed in-kind or sold and the cash proceeds (minus a per-order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Bitwise Asset Management, Inc., the parent of the Sponsor, served as seed capital investor to the Trust (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $___ in Shares on _________, and on ________ took delivery of __ Shares at a per-Share price of $___ (the “Seed Shares”). The $____ the Trust received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “STATEMENT OF FINANCIAL CONDITION.”

Bitwise Investment Manager, LLC, an affiliate of the Sponsor, is expected to purchase the initial Baskets of Shares for $____________, at a per-Share price of $__ for these ________ Shares (the “Seed Baskets”). Such proceeds are expected to be used by the Trust to purchase bitcoin and ether at or prior to the listing of Shares on the Exchange. Bitwise Investment Manager, LLC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Neither the Trust, nor the Sponsor, nor the Bitcoin and Ether Custodian (defined below), nor any other person associated with the Trust will, directly or indirectly, engage in actions where any portion of the Trust’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in ether and other significant risks. See “RISK FACTORS” beginning on page 14.

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. The offering is intended to be a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940 (the “1940 Act”). The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading adviser.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN AND ETHER OR INTERESTS RELATED TO BITCOIN AND ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _____________, 2025

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;

●	general economic, market and business conditions;

●	technology developments regarding the use of bitcoin, ether and other digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and

●	other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

See “RISK FACTORS.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

ii

Prospectus Summary

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Bitwise Bitcoin and Ethereum ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “______.” The Trust’s investment objective is to seek to provide exposure to the value of bitcoin and ether held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s allocation of its assets to bitcoin and ether will approximate the relative market capitalization of bitcoin and ether to one another. On the inception date of the Trust, ______, 2025, each Share represented _____ bitcoin and _____ ether. In seeking to achieve its investment objective, the Trust will hold bitcoin and ether and establish its net asset value (“NAV”) by reference to the CME CF Bitcoin –New York Variant for its bitcoin holdings (the “Bitcoin Pricing Benchmark”) and to the CME CF Ether – Dollar Reference Rate – New York Variant for its ether holdings (the “Ether Pricing Benchmark,” and, with the Bitcoin Pricing Benchmark, the “Pricing Benchmarks”). The Pricing Benchmarks are calculated by CF Benchmarks Ltd. (the “Benchmark Provider”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

Bitcoin and ether are each relatively new digital assets with the potential to provide a globally exchangeable unit of value that can be transferred on a peer-to-peer basis. Bitcoin and ether are both decentralized, meaning that the supply of bitcoin and ether are not determined by a central government, but rather by software protocols that limit the total amount of bitcoin and ether that will be produced and the rate at which such bitcoin and ether is released into the network. In addition, the official ledger or record of who owns what bitcoin and ether is not maintained by any central entity, but rather, is maintained by multiple different independent computers and entities simultaneously. Bitcoin and ether have certain features associated with several types of assets, most notably commodities and currencies. U.S. regulators have made limited pronouncements regarding the treatment of bitcoin, the Bitcoin network and ether and the Ethereum network under federal and state laws; however, the Sponsor believes that, on balance, the important features of bitcoin and ether are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. This interpretation is supported by regulatory actions and court determinations that regard bitcoin as a commodity under the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”) and the Commodity Futures Trading Commission (“CFTC”) regulations thereunder. In addition, the Sponsor is not aware of any current U.S. court or regulatory interpretation that regards bitcoin or ether as either legal tender – although it may be used as a medium of exchange or form of money – or a security. It is not known whether all U.S. or foreign regulators or courts will share this view, adopt a single, different view or espouse a variety of differing views.

However, while bitcoin and the Bitcoin network and ether and the Ethereum network share the similarities detailed above, they also have key differences, particularly in their intended applications and use cases, which are reflective of how the blockchains are designed. For instance, the primary use cases of bitcoin today are as a decentralized store of value and as a peer-to-peer tool for transferring value. By comparison, many of the primary use cases of ether are reflective of the Ethereum network’s ability to process complex smart contracts, which allow it to be used as a platform to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network, among other uses. The Bitcoin network and Ethereum network differ in other ways, as well. In particular, the Ethereum network has historically adopted significant upgrades in its software at a faster pace than the Bitcoin network, which allows for more flexibility, but also creates a higher risk that software bugs or other issues may be introduced into the protocol.

As bitcoin and ether remain relatively new assets, buying, holding and selling bitcoin and ether is very different from buying, holding and selling more conventional investments like stocks and bonds or other physical commodities. For example, bitcoin generally may be acquired through the process of “mining,” purchased or received as consideration in a private transaction, or purchased on a digital asset trading platform. Ether, on the other hand, may generally be acquired through the process of “validation,” purchased or received as consideration in a private transaction, or purchased on a digital asset trading platform. Private transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding bitcoin or ether. Meanwhile, there are also currently over 200 digital asset trading platforms from which to choose, the quality and regulation of which vary significantly. Purchasing bitcoin or ether on a trading platform generally requires choosing a platform, opening an account, and transferring money or a different digital asset to the trading platform in order to purchase bitcoin or ether. Some trading platforms have been “hacked,” resulting in significant losses to the platform or its users.

The Trust intends to provide direct exposure to the value of the bitcoin and ether held by the Trust with Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Bitcoin and Ether Custodian”). The Bitcoin and Ether Custodian is chartered as a New York State limited liability trust company that provides custody services for digital assets. The Bitcoin and Ether Custodian is not insured by the Federal Deposit Insurance Corporation (the “FDIC”) but carries insurance provided by private insurance carriers. The Bitcoin and Ether Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”), maintains a commercial crime insurance policy of up to $320 million, which is shared among all of Coinbase’s customers, intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin and Ether Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmarks, each a standardized reference rate published by the Benchmark Provider that is designed to reflect the performance of bitcoin or ether in U.S. dollars, as applicable. The Pricing Benchmarks are calculated by the Benchmark Provider based on an aggregation of executed trade flow of major bitcoin and ether trading platforms (“Constituent Platforms”).

The Trust provides investors with the opportunity to access the market for bitcoin and ether through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding bitcoin or ether directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use ether by investing in the Shares rather than purchasing, holding and trading bitcoin and ether directly.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open-source protocol of a peer-to-peer network and associated blockchain ledger (the “Bitcoin blockchain, and together, the “Bitcoin network”) first described in 2008 and launched in 2009. No single entity owns or administers the Bitcoin network, and bitcoin are not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base and developers who donate their time to maintain and improve the network. The Bitcoin network is accessed through software, and software protocols govern the creation, movement, and ownership of bitcoin, as reflected on the distributed ledger of transactions known as the Bitcoin blockchain. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in global trading markets, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the Bitcoin blockchain, which is a digital public record or ledger of all transactions completed on the Bitcoin network. This ledger is decentralized, meaning that a copy is stored and updated continuously on the computers of each Bitcoin network node (a node is a computer or other device running a version of the Bitcoin network software that maintains a copy of the Bitcoin blockchain and directly communicates transactions to other nodes on the Bitcoin network). Commentators have identified Bitcoin’s primary innovation as the ability to trust that the Bitcoin blockchain is updated properly for each node without having to trust any single party to ensure the integrity of the ledger or the network. Transaction data is permanently recorded on the Bitcoin blockchain in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies bitcoin transactions. By operating Bitcoin network software, users agree to and contribute to consensus around such software protocols.

While the Bitcoin network and trading markets for bitcoin are still relatively new, the Sponsor believes that various objective factors indicate that the Bitcoin ecosystem has matured, including, without limitation, the following:

●	increased certainty regarding the regulation of the Bitcoin network and the uses thereof;

●	the launch of futures contracts for bitcoin on major, established and regulated commodity futures exchanges in the United States (“U.S.”);

●	the subsequent growth of significant trading volume in bitcoin futures;

●	increased participation by institutional investors;

●	the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage bitcoin price discrepancies that may appear between different trading platforms;

●	the development of a robust bitcoin lending market;

●	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians; and

●	the advent and increasing ubiquity of significant insurance on custodied assets held at third-party custodians.

The Sponsor believes that these factors have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market (discussed below). For more information on bitcoin and the Bitcoin network, see “BITCOIN AND THE BITCOIN MARKET” below.

Ether and the Ethereum Network

Ether is a digital asset that is created and transmitted through the operations of the Ethereum peer-to-peer network and associated blockchain ledger (the “Ethereum blockchain, and together, the “Ethereum network”), a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a decentralized user base. The Ethereum network allows people to exchange tokens of value, called “ether” or “ETH,” which are recorded on a public transaction ledger known as a blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Ethereum network also allows users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

Although there are many alternatives, the Ethereum network is the longest-running and largest smart contract platform in terms of market cap, availability of decentralized applications (“DApps”), and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”). DeFi, which consists of numerous highly interoperable protocols and applications, offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with bitcoin, with the goal of creating a global platform for decentralized applications powered by smart contracts. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”), in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Unlike other digital assets, such as bitcoin, which are solely created through a progressive digital mining process, 72.0 million ether or “ETH” were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million which was used to fund the development of the Ethereum network.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. After the introduction of EIP-1559, described below, ether supply and issuance rate vary based on factors such as recent use of the network.

Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development. The Ethereum network is decentralized in that it does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate. Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it.

If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional, as when EIP-1559, known as the Ethereum “Merge,” was implemented on September 15, 2022. The Merge represents the Ethereum network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems in order to validate data on the blockchain ledger, validators are required to stake ether.

The Trust will not benefit from any forks or airdrops occurring on the Ethereum network. A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

New ether is created as a result of “staking,” or posting collateral, of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then, once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Holders of ether must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfers of value and information, including money, voting rights, and property.

Neither the Trust, nor the Sponsor, nor the Bitcoin and Ether Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

Ether may be regarded as a currency or digital commodity depending on its specific use in particular transactions. Ether may be used as a medium of exchange or unit of account. Although a number of large and small retailers accept ether as a form of payment in the United States and foreign markets, there is relatively limited use of ether for commercial and retail payments. Similarly, ether may be used as a store of value (i.e., an asset that maintains its value rather than depreciating), although it has experienced significant periods of price volatility.

The value of ether is determined by the value that various market participants place on ether through their transactions. Price discovery occurs through secondary market trading on ether exchanges, over-the-counter trading desks and direct peer-to-peer payments. Many ether exchanges are open 24 hours a day, 7 days a week. Ether exchanges and over-the-counter trading desks have a relatively limited history, limited liquidity and limited trading across exchange-order books, which has resulted in periods of high volatility and price divergence among exchanges. Furthermore, during high volatility periods, in addition to price divergences, some ether exchanges have experienced issues related to account access and trade execution.

For more information on ether and the Ethereum network, see “ETHER AND THE ETHER MARKET” below.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to seek to provide exposure to the value of bitcoin and ether held by the Trust, less the expenses of the Trust’s operations. The Trust’s allocation of its assets to bitcoin and ether will approximate the relative market capitalization of bitcoin and ether to one another. In seeking to achieve its investment objective, the Trust will hold bitcoin and ether and accrue the Sponsor’s management fee (the “Sponsor Fee”) in U.S. dollars. The Trust will value its bitcoin and ether holdings, net assets and the Shares daily based on the Pricing Benchmarks. The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the bitcoin or ether held by the Trust. Nonetheless, the Sponsor believes that the Trust’s allocation to bitcoin and ether will generally approximate the relative market capitalization of bitcoin and ether to one another, although this cannot be guaranteed. Additionally, the Sponsor does not sell bitcoin or ether at times when the price of bitcoin or ether is high, nor does it acquire bitcoin or ether at low prices in the expectation of future price increases. The Sponsor does not make use of any of the hedging techniques available to professional bitcoin and ether investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objective. Bitcoin and ether will be the only digital assets held by the Trust.

Although the Shares are not the exact equivalent of a direct investment in bitcoin and ether, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain bitcoin and ether exposure through the securities market.

The Trust may either create and redeem Shares in-kind for bitcoin and ether (“In-Kind Creations” and “In-Kind Redemptions,” respectively) or for cash (“Cash Creations” and “Cash Redemptions,” respectively). When the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of bitcoin and ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to purchase (create) a Basket, the purchase shall be in the amount of bitcoin and ether represented by the Basket Amount (in the case of an In-Kind Creation) or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below) (in the case of a Cash Creation). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of bitcoin and ether to be distributed in-kind (in the case of an In-Kind Redemption) or sold and the cash proceeds (minus a per-order transaction fee) distributed (in the case of a Cash Redemption). The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). In the case of In-Kind Creations and In-Kind Redemptions, an Authorized Participant or an Authorized Participant’s designee (“Authorized Participant Designee”) deposits bitcoin and ether directly with the Trust or receives bitcoin and ether directly from the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin and ether constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of bitcoin and ether that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the bitcoin included in the Basket Amount for a given day by dividing the number of bitcoin held by the Trust as of the close of business on the prior business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the close of business on the prior business day, by the quotient of the number of Shares outstanding at the opening of business, multiplied by 10,000. The same procedure (except substituting ether for bitcoin) would be followed to determine the number of ether to include in the Basket Amount. Fractions of a bitcoin smaller than a satoshi (0.00000001 bitcoin) and fractions of ether smaller than 0.00000000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares.

At the inception of the Trust, the bitcoin and ether representing a Share in the Seed Baskets was ____ bitcoin and _____ ether, which the Sponsor determined to be a reasonable approximation of the ratio of the bitcoin market capitalization relative to the ether market capitalization. The Sponsor made this determination by multiplying the total circulating supply of each of bitcoin and ether by the applicable Pricing Benchmark. Over the life of the Trust, it is expected that each Share will continue to represent approximately this amount of bitcoin and ether, with slight adjustments over time to reflect the payment of Trust expenses in accordance with the rules applicable to the Trust due to its status as a grantor trust for U.S. federal income tax purposes. Because bitcoin and ether are subject to inflationary and deflationary effects at different rates and at different times, the ratio of bitcoin to ether represented by a Share will not be an exact representation of the relative market capitalizations of those assets. As a result of the Trust’s status as a grantor trust, the Sponsor will be limited in its ability to make changes to such ratio in order to better reflect the existing market capitalizations.

Purchases and Sales of Bitcoin and Ether

When the Trust conducts Cash Creations or Cash Redemptions, it will be responsible for purchasing and selling bitcoin and ether. The Trust may also be required to sell bitcoin and ether to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. To the extent that the Trust is required to sell bitcoin and ether to pay for such expenses, the Sponsor, on behalf of the Trust, will sell bitcoin and ether on a pro rata basis based upon the relative amount of bitcoin and ether held by the Trust.

The Sponsor, on behalf of the Trust, will typically seek to buy and sell bitcoin and ether at a price as close to the applicable Pricing Benchmark as practical. Such purchase and sale transactions may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; and (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of bitcoin and ether and will only utilize the Agent Execution Model in the event that no Digital Asset Trading Counterparty (as defined below) is willing or able to effectuate the Trust’s purchase or sale of bitcoin and ether.

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin and ether from a trading counterparty that has been approved by the Sponsor (each, a “Digital Asset Trading Counterparty”). As of _______, 2025, ____________, ____________, ____________, ____________ and ____________ have been approved as Digital Asset Trading Counterparties. The Sponsor has entered into contractual agreements with the Digital Asset Trading Counterparties, and these agreements set forth the general parameters under which a transaction in bitcoin and ether will be effectuated, should any transaction with a Digital Asset Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular Digital Asset Trading Counterparty, and do not create any contractual obligations on the part of any Digital Asset Trading Counterparty to participate in cash or in-kind orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a Digital Asset Trading Counterparty will be done on an arm’s-length basis.

Under the Agent Execution Model, Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent,” which is an affiliate of the Bitcoin and Ether Custodian), acting in an agency capacity, conducts bitcoin and ether purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to an agreement (the “Prime Execution Agreement”). To utilize the Agent Execution Model, the Trust may maintain some bitcoin, ether or cash in a trading account (the “Trading Balance”) with the Prime Execution Agent. To avoid having to pre-fund purchases or sales of bitcoin or ether in connection with cash creations and redemptions and sales of bitcoin or ether to pay Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin, ether or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”).

The Pricing Benchmarks

On a daily basis, to calculate the aggregate U.S. dollar value of the bitcoin held by the Trust (the “Trust Bitcoin Value”), the Trust references the value of one bitcoin in U.S. dollars provided by the CME CF Bitcoin Reference Rate– New York Variant, the Bitcoin Pricing Benchmark. Similarly, on a daily basis, to calculate the aggregate U.S. dollar value of the ether held by the Trust (the “Trust Ether Value”), the Trust references the value of one ether in U.S. dollars provided by the CME CF Ether – Dollar Reference Rate – New York Variant, the Ether Pricing Benchmark.

The Administrator uses the Trust Bitcoin Value and the Trust Ether Value to calculate the Trust’s NAV, which is the aggregate of the Trust Bitcoin Value and Trust Ether Value, based on the Bitcoin Pricing Benchmark and Ether Pricing Benchmark, respectively, less the Trust’s liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding.

Additional information regarding the Pricing Benchmarks is set forth below.

The CME CF Bitcoin Reference Rate – New York Variant

The CME CF Bitcoin Reference Rate – New York Variant, the Bitcoin Pricing Benchmark, was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one bitcoin that may be used to develop financial products. The Bitcoin Pricing Benchmark uses the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), which was designed by the CME Group and the Benchmark Provider to facilitate the cash settlement of bitcoin futures contracts traded on the Chicago Mercantile Exchange (“CME”). The only material difference between the Bitcoin Pricing Benchmark and the BRR is that the BRR measures the U.S. dollar price of one bitcoin as of 4:00 p.m. London time and the Bitcoin Pricing Benchmark measures the U.S. dollar price of one bitcoin as of 4:00 p.m. ET. The CME Group also publishes the CME CF Bitcoin Real Time Index (the “CME Bitcoin Real Time Price”), which is a continuous measure of the U.S. dollar price of one bitcoin calculated once per second. Each of the Bitcoin Pricing Benchmark, BRR and the CME Bitcoin Real Time Price are representative of the bitcoin trading activity on the Constituent Platforms, which include, as of the date of this Prospectus, Bitstamp, Bullish Exchange, Coinbase, Crypto.com, Gemini, itBit, LMAX and Kraken.

When calculating the value of its bitcoin when determining its indicative trust value (“ITV”), the Trust uses the CME Bitcoin Real Time Price. The ITV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CME Bitcoin Real Time Price and, as discussed below, the CME Ether Real Time Price. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

For more information on the Bitcoin Pricing Benchmark, BRR and CME Bitcoin Real Time Price, see “THE TRUST AND BITCOIN AND ETHER PRICES” below.

The CME CF Ether – Dollar Reference Rate – New York Variant

The CME CF Ether – Dollar Reference Rate – New York Variant, the Ether Pricing Benchmark, was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one ether that may be used to develop financial products. The Ether Pricing Benchmark uses the same methodology as the CME CF Ether-Dollar Reference Rate (“ERR”), which was designed by the CME Group and the Benchmark Provider to facilitate the cash settlement of ether futures contracts traded on the CME. The only material difference between the Ether Pricing Benchmark and the ERR is that the ERR measures the U.S. dollar price of one ether as of 4:00 p.m. London time and the Ether Pricing Benchmark measures the U.S. dollar price of one ether as of 4:00 p.m. ET. The CME Group also publishes the CME CF Ether Real Time Index (the “CME Ether Real Time Price”), which is a continuous measure of the U.S. dollar price of one ether calculated once per second. Each of the Ether Pricing Benchmark, the ERR and the CME Ether Real Time Price is representative of the ether trading activity on the Constituent Platforms, which include, which include, as of the date of this Prospectus, Bitstamp, Coinbase, Crypto.com, Gemini, itBit, LMAX and Kraken.

When calculating the value of its ether to determine its ITV, the Trust uses the CME Ether Real Time Price.

For more information on the Ether Pricing Benchmark, the ERR and the CME Ether Real Time Price, see “THE TRUST AND BITCOIN AND ETHER PRICES” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (the “DSTA”). The Trust continuously issues common shares (Shares) representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of __________, 2025. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement, dated as of ___________, 2025, between the Trust and the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018. Except as required under applicable federal law or under the rules or regulations of the Exchange, shareholders of the Trust (“Shareholders”) do not have any voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares and will operate the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement.

The Trustee

CSC Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon (“BNY Mellon”) serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The Transfer Agent

BNY Mellon serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Bitcoin and Ether Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Bitcoin and Ether Custodian pursuant to an agreement between it and the Trust (the “Bitcoin and Ether Custody Agreement”). The Bitcoin and Ether Custodian is a fiduciary under § 100 of the New York Banking Law. Under the Bitcoin and Ether Custody Agreement, the Bitcoin and Ether Custodian is responsible for safekeeping the bitcoin and ether owned by the Trust. The Bitcoin and Ether Custodian was selected by the Sponsor. The Bitcoin and Ether Custodian has responsibility for opening a special account that holds the Trust’s bitcoin (the “Trust Bitcoin Account”) and responsibility for opening a special account that holds the Trust’s ether (the “Trust Ether Account,” and together with the Trust Bitcoin Account, the “Trust Digital Asset Accounts”) and implementing the controls designed by the Sponsor for the Trust Digital Asset Accounts, as well as facilitating the transfer of bitcoin and ether required for the operation of the Trust. The Bitcoin and Ether Custodian will also enter into an agreement with the Sponsor to open custody accounts to receive payment of the Sponsor Fee (the “Sponsor Accounts”).

The Bitcoin and Ether Custodian is a third-party limited-purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The Bitcoin and Ether Custodian has one of the longest track records in the industry of providing custodial services for digital asset private keys. The Sponsor believes that the Bitcoin and Ether Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s bitcoin and ether holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Trust Digital Asset Accounts and Sponsor Accounts are segregated accounts and are therefore not commingled with corporate or other customer assets.

The Trust may retain additional bitcoin/ether custodians from time to time pursuant to a bitcoin/ether custodian agreement to perform certain services that are typical of a bitcoin/ether custodian. The Sponsor may, in its sole discretion, add or terminate bitcoin/ether custodians at any time. See “Principal Risks – Other Risks – The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin and ether.”

The Cash Custodian

The Bank of New York Mellon also serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian of the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

Except for the specific, limited circumstance and time in which the Trust is using the Agent Execution Model, the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. During the specific, limited circumstance and time when the Trust is using the Agent Execution Model, the Trust’s ether may be subject to a lien to secure outstanding Trade Credits in favor of the Trade Credit Lender, as is discussed in further detail below.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.___% per annum of the Trust’s bitcoin and ether holdings.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee is accrued daily in U.S. dollars at an annualized rate equal to __% of the Trust NAV and is payable monthly in arrears. The Trust NAV is reduced each day by the amount of the Sponsor Fee calculated each day. On the final business day of each month, the Administrator will determine the total amount owed to the Sponsor in U.S. dollars pursuant to the daily accruals over the preceding month. The Sponsor will then determine, in its sole discretion, whether to pay the Sponsor Fee in bitcoin, ether, or a combination thereof. Any bitcoin or ether used to pay the Sponsor Fee will be valued using the same methods the Trust uses to calculate the NAV, see “CALCULATION OF NAV” below. While the Sponsor generally expects to cause the Sponsor Fee to paid in bitcoin and ether in a ratio that corresponds to the Trust’s relative weighting of bitcoin and ether, the Sponsor has discretion, subject to the requirements of maintaining the Trust’s status as a grantor trust, to pay the Sponsor Fee exclusively in bitcoin, ether, or in a ratio that does not correspond to the Trust’s relative allocation to bitcoin and ether. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin or ether to the Sponsor.

The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin or ether to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Bitcoin and Ether Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based upon prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain or Ethereum blockchain, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Ether Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The Administrator and/or the Sponsor will direct the Bitcoin and Ether Custodian to transfer bitcoin and ether from the applicable Trust Digital Asset Account to the applicable Sponsor Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s bitcoin and ether as necessary to pay such expenses. The Sponsor will sell bitcoin and ether to pay such expenses on a pro rata basis based upon the relative amount of bitcoin and ether held by the Trust.

Custody of the Trust’s Assets

The Trust’s Bitcoin and Ether Custodian will maintain custody of all of the Trust’s bitcoin and ether, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent,” which is an affiliate of the Bitcoin and Ether Custodian), in the Trust Digital Asset Accounts. The Trading Balance will only be used in the limited circumstances in which the Trust is using the Agent Execution Model to effectuate the purchases and sales of bitcoin or ether. The Bitcoin and Ether Custodian provides safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the Bitcoin and Ether Custodian. However, the Bitcoin and Ether Custodian is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (the “FDIC”) and, therefore, deposits held with or assets held by the Bitcoin and Ether Custodian are not insured by the FDIC. In addition, neither the Trust nor the Sponsor insures the Trust’s bitcoin or ether. The Bitcoin and Ether Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust.

The bitcoin and ether in the Trust Digital Asset Accounts may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Bitcoin and Ether Custodian:

●	Cold Storage: Cold storage in the context of ether means keeping the reserve of bitcoin and ether offline, which is a widely used security precaution, especially when dealing with a large amount of bitcoin and ether. Bitcoin and ether held under custodianship with the Bitcoin and Ether Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access bitcoin or ether, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the bitcoin or ether being stolen. The Sponsor expects that all of the Trust’s bitcoin and ether will be held in cold storage of the Bitcoin and Ether Custodian on an ongoing basis. In connection with creations or redemptions, the Trust will, under most circumstances, process redemptions by selling bitcoin and ether from the portion of its bitcoin and ether held in cold storage.

●	Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Bitcoin and Ether Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Bitcoin and Ether Custodian’s private keys.

●	Whitelisting: Transactions are only sent to vetted, known addresses. The Bitcoin and Ether Custodian’s platform supports pre-approval and test transactions. The Bitcoin and Ether Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custody platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate its request using a two-factor authentication key. A consensus mechanism on the Coinbase Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Bitcoin and Ether Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

●	Audit Trails: Audit trails exist for all movement of bitcoin and ether within Bitcoin and Ether Custodian-controlled bitcoin and ether wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Bitcoin and Ether Custody Agreement, bitcoin and ether held in custody with the Bitcoin and Ether Custodian will be segregated from both the proprietary property of the Bitcoin and Ether Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.

Under the rare and limited circumstances when the Trust is utilizing the Agent Execution Model to acquire bitcoin or ether pursuant to a Cash Creation, a portion of the Trust’s bitcoin, ether or cash holdings may be held with the Prime Execution Agent in the Trading Balance. The Trust will only utilize the Agent Execution Model when the Trust-Directed Trading Model is unavailable. Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin or ether (or cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin and ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin and ether (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin and ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin or ether on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin and ether that the Prime Execution Agent holds for customers holding similar entitlements as the Trust, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

To the extent that the Trust engages an additional Bitcoin and Ether Custodian in the future (a “Future Bitcoin and Ether Custodian,” and with Coinbase Custody, the “Bitcoin and Ether Custodians”), other than the bitcoin and ether held with the Prime Execution Agent in the Trust’s Trading Balance, the Sponsor will allocate the Trust’s bitcoin and ether between the Trust Digital Asset Accounts at Coinbase Custody and the special accounts that hold the Trust’s bitcoin or ether at the Future Bitcoin and Ether Custodian (the “Future Trust Digital Asset Accounts,” and with the Trust Digital Asset Accounts, the “Trust Digital Asset Accounts”). In selecting a Future Bitcoin and Ether Custodian, the Sponsor, on behalf of the Trust, will consider a number of factors, including, but not limited to, regulatory compliance, operational security, insurance coverage, institutional reputation, and demonstrated experience safely storing large digital asset holdings. In determining the amount and percentage of the Trust’s bitcoin and ether to allocate to each Trust Digital Asset Account, the Sponsor will consider (i) the concentration of the Trust’s bitcoin and ether at each Bitcoin and Ether Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Bitcoin and Ether Custodian, (iii) the insurance policies of each Bitcoin and Ether Custodian, (iv) the fees and expenses associated with the storage of the Trust’s bitcoin and ether at each Bitcoin and Ether Custodian, (v) the fees and expenses associated with the transfer to or from the Trust Digital Asset Account at each Bitcoin and Ether Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s bitcoin or ether held at either Coinbase Custody or any Future Bitcoin and Ether Custodian, and the Sponsor may change the allocation between the Bitcoin and Ether Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of bitcoin and ether between the Trust Digital Asset Accounts at each Bitcoin and Ether Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of bitcoin and ether between the Trust Digital Asset Accounts at each Bitcoin and Ether Custodian will occur “on-chain” over the Bitcoin network or Ethereum network, as applicable. On-chain transactions are subject to all of the risks of the Bitcoin network and Ethereum network, as applicable, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust relies on the Cash Custodian to hold any cash related to the Cash Creation and Cash Redemption of Shares, purchase or sale of bitcoin or ether or held for payment of expenses not assumed by the Sponsor.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of Creation Orders and Redemption Orders (defined below) from Authorized Participants.

Plan of Distribution

When the Trust sells or redeems its Shares, it does so in Baskets. The Trust only creates and redeems Baskets in transactions with Authorized Participants. In connection with an order to purchase Shares pursuant to an In-Kind Creation (an “In-Kind Creation Order”), an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the Bitcoin and Ether Custodian the amount of bitcoin and ether represented by the Basket Amount. In connection with an order to purchase Shares pursuant to a Cash Creation (a “Cash Creation Order”), an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of bitcoin and ether, as well as the per-order transaction fee. In connection with an order to redeem Shares, an Authorized Participant shall deliver or cause to be delivered to the Trust’s account at DTC the Basket(s) to be redeemed. To the extent such redemption order indicated that the redemption was to be done as an In-Kind Redemption (an “In-Kind Redemption Order”), the Sponsor shall arrange for a Basket Amount of bitcoin and ether to distributed to a bitcoin and/or ether account designated by the Authorized Participant or Authorized Participant Designee. To the extent such redemption order indicated that the redemption was to be done as a Cash Redemption (a “Cash Redemption Order”), the Sponsor shall arrange for the Basket Amount of bitcoin and ether to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant. BNY Mellon will facilitate the processing of Creation Orders and Redemption Orders in Baskets from the Trust in its capacity as Transfer Agent and will custody the Trust’s cash holdings in its capacity as Cash Custodian.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “_______.”

Federal Income Tax Considerations

Owners of Shares are treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of ether by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using ether to pay expenses of the Trust) constitutes a taxable event to Shareholders. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of bitcoin, ether and cash. Deposits of bitcoin and ether received by the Trust pursuant to an In-Kind Creation are held by the Bitcoin and Ether Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders will be used to acquire bitcoin and ether. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire bitcoin and ether, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Investors may choose to use the Trust as a means of investing indirectly in bitcoin or ether. Because the value of the Shares is correlated with the value of the bitcoin and ether held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoin and ether. As noted, there are significant risks and hazards inherent in the bitcoin and ether market that may cause the price of bitcoin or ether to widely fluctuate. Investors considering a purchase of Shares should carefully consider how much of their total assets should be exposed to the bitcoin and ether market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

Bitcoin and ether are a relatively new technological innovation with a limited history. There is no assurance that usage of the Bitcoin network and bitcoin, or the Ethereum network and ether, will continue to grow. A contraction in the use or adoption of bitcoin or ether may result in increased volatility or a reduction in the price of bitcoin or ether, which could adversely impact the value of the Shares. Sales of newly created bitcoin or ether may cause the price of bitcoin or ether to decline, which could negatively affect an investment in the Shares. Bitcoin and ether markets have a limited history, bitcoin and ether trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of bitcoin, ether, the Bitcoin network or the Ethereum network continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of bitcoin or ether or otherwise impact the demand for bitcoin or ether. Disruptions at digital asset trading platforms could adversely affect the availability of bitcoin or ether and the ability of Authorized Participants to purchase or sell bitcoin or ether and, therefore, their ability to create and redeem Shares.

Custody of digital assets such as bitcoin and ether includes unique risks of loss. The loss or destruction of private keys could prevent the Trust from accessing its bitcoin or ether. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Similarly, transactions on both the Bitcoin network and Ethereum network generally may not be reversed or corrected, meaning that errors in transactions from the Trust Digital Asset Accounts could result in the loss of all or substantially all of an investment in the Trust.

There is no assurance as to whether the Trust will be profitable or whether the Trust will meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the Pricing Benchmarks because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a U.S. dollar value that differs from the market price of the Shares.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to Digital Assets and Digital Asset Networks

The trading prices of many digital assets, including bitcoin and ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of bitcoin or ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin and ether, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin and ether, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including for bitcoin and ether. These drawdowns notwithstanding, digital asset prices, including bitcoin and ether, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including bitcoin and ether, experienced significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021 and throughout 2022. Digital asset prices again experienced steep increases in value in 2024 before suffering steep drawdowns in early 2025. Over the past ten years (using data ending December 31, 2024), bitcoin has exhibited a historical annualized volatility of 69.65% and maximum annual price decrease of 83.62% and ether has exhibited a historical annualized volatility of 95.56% and maximum annual price decrease of 94.09%.

Extreme volatility in the future, including further declines in the trading price of bitcoin and ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of bitcoin and ether and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin and ether.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin and ether as digital assets, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin and Ethereum blockchains.

Digital assets were only introduced in 2009, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks, including the Bitcoin network and Ethereum network, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin and ether are each a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

●	Digital assets, including bitcoin and ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin or Ether network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network or Ethereum network, would affect the ability to transfer digital assets, including bitcoin and ether, and, consequently, a disruption may impact their value.

A decline in the adoption of digital assets generally, and bitcoin and ether specifically, could negatively impact the Trust.

The Sponsor will not adopt or employ any strategy that seeks to increase the usage of digital assets generally, or that seeks to spur further development of either bitcoin and the Bitcoin network or ether and the Ethereum network. However, a lack of expansion in usage of bitcoin and the Bitcoin network or ether and the Ethereum network could adversely affect an investment in Shares.

The use of digital assets, such as bitcoin and ether to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Both bitcoin and ether are a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, there is limited use of bitcoin or ether in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting bitcoin or ether as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make bitcoin and ether less attractive to merchants and commercial parties as a means of payment. A lack of expansion by bitcoin or ether into retail and commercial markets or a contraction of such use may result in a reduction in the price of bitcoin or ether, which could adversely affect an investment in the Trust.

In addition, there is no assurance that bitcoin or ether will maintain its value over the long term. The value of both bitcoin and ether is subject to risks related to its usage. Even if growth in Bitcoin or Ethereum network adoption occurs in the near or medium term, there is no assurance that bitcoin or ether usage will continue to grow over the long term. A contraction in the use of bitcoin or ether may result in increased volatility or a reduction in the price of bitcoin or ether, which would adversely impact the value of the Shares.

Bitcoin’s adoption has been increasing since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad, and is gaining widespread use as a non-sovereign store of value for investors. Adoption, however, has been limited in some respects when compared with the increase in the price of bitcoin. The continued adoption of bitcoin will require growth in its usage and in the usage of the Bitcoin network for various applications, as well as an accommodating regulatory environment, including with respect to the tax treatment of transactions denominated in bitcoin. In addition, alternative forms of digital assets and innovations in legacy payments systems may reduce use of the Bitcoin network and demand for bitcoin. A lack of expansion in usage of bitcoin and the Bitcoin network could adversely affect the market for bitcoin and may have a negative impact on an investment in the Shares. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of an investment in the Trust.

Similarly, the further development and acceptance of the Ethereum network is subject to a variety of factors that are difficult to evaluate. For example, the Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times. While there will likely be attempts to increase the volume of transactions, such attempts may not be effective. The slowing, stopping or reversing of the development, acceptance or usage of the Ethereum network and associated smart contracts may adversely affect the price of ether and therefore an investment in the Shares. The further adoption of ether will require growth in its usage and in the Ethereum network. Adoption of ether will also require an accommodating regulatory environment.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin and ether.

The first digital asset, bitcoin, was launched in 2009. The Ethereum network launched in 2015 (though some ether was sold in a pre-mine in 2014). Along with bitcoin, ether was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Bitcoin network, Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Bitcoin and ether are only selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin and ether by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin or ether transactions; refuse to process wire transfers to or from digital asset exchanges, bitcoin- and ether-related companies or service providers; or refuse to maintain accounts for persons or entities transacting in bitcoin or ether. As a result, the price of bitcoin and ether may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept bitcoin or ether in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin and ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of bitcoin or ether and withdrawal of assets from the Bitcoin and Ether Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Bitcoin network and Ethereum network. For example, some prominent contributors to the Ethereum network have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Bitcoin network or Ethereum network, any digital asset trading platforms or businesses that facilitate transactions in bitcoin or ether may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

●	Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network or Ethereum network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Bitcoin network or Ethereum network.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. In January 2025, the SEC launched the Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including ether and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including ether, which could have a negative effect on the value of bitcoin and ether, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of bitcoin and ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Digital assets may have concentrated ownership, and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest bitcoin wallets and ether wallets are believed to hold, in aggregate, a significant percentage of the bitcoin and ether in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin or ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin and ether.

Changes in the governance of a digital asset network may not receive sufficient support from users and miners or validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network and Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin network and Ethereum network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and miners/validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

The loss or destruction of a private key required to access a digital asset may be irreversible. The Bitcoin and Ether Custodian’s loss of access to a private key associated with the Trust’s bitcoin or ether could adversely affect an investment in the Shares.

Transfers of digital assets, including bitcoin and ether, among users are accomplished via digital asset transactions (i.e., sending bitcoin or ether from one user to another). The creation of a digital asset transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular digital asset, the digital asset is inaccessible. The custody of the Trust’s bitcoin and ether is handled by the Bitcoin and Ether Custodian, and the transfer of bitcoin and ether to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Bitcoin and Ether Custodian to safeguard the Trust’s bitcoin and ether holdings. If the Bitcoin and Ether Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin and ether holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its bitcoin and ether, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s bitcoin and ether holdings are stolen, the Trust could lose some or all of its bitcoin and ether holdings, which could adversely impact an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoin, ether and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin and ether. As a result of any of the foregoing factors, the value of bitcoin and ether could decrease, which could adversely affect an investment in the Trust.

The price of digital assets, including bitcoin and ether, may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin and ether. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the bitcoin and ether markets. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin or ether, could cause artificial rather than genuine demand for such digital asset, artificially inflating the digital asset’s price, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. In addition, a large amount of Tether is issued as ERC-20 tokens on the Ethereum network. If Tether were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 Tether transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin and ether markets. While USDC is designed to maintain a stable value at US $1.00 at all times, on March 10, 2023, the value of USDC fell below US $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. Similar to Tether, a large amount of USDC is issued as ERC-20 tokens on the Ethereum network. If USDC were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 USDC transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin and ether. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin and ether), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin and ether markets, and affect the value of bitcoin and ether, and in turn impact an investment in the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer bitcoin and ether transactions are recorded on the Bitcoin and Ethereum blockchains, a buyer or seller of bitcoin or ether on a peer-to-peer basis directly on the Bitcoin and Ethereum networks may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If bitcoin or ether was used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in bitcoin or ether could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and bitcoin or ether could theoretically be removed from digital asset trading platforms. Other service providers of such businesses may also cut off services if there is a concern that the Bitcoin network and/or Ethereum network is being used to facilitate crime. Any of the aforementioned occurrences could adversely affect the price of bitcoin or ether, the attractiveness of the Bitcoin network or Ethereum network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin and ether. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or their respective affiliates could face civil or criminal liability, fines, penalties, or other punishments; be subject to investigation; have their assets frozen; lose access to banking services or services provided by other service providers; or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or could cause losses in value of the Shares.

The Trust and the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know-your-customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, Digital Asset Trading Counterparties, Prime Execution Agent and Bitcoin and Ether Custodian. The Prime Execution Agent and Bitcoin and Ether Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and Bitcoin and Ether Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and as limited-purpose trust companies subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Trust will not hold any bitcoin or ether except that which has been delivered by approved Digital Asset Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating bitcoin and ether deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.

The Prime Execution Agent and Bitcoin and Ether Custodian have adopted and implemented anti-money laundering and sanctions compliance programs that provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Prime Execution Agent and Bitcoin and Ether Custodian perform screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Bitcoin and Ether Custodian’s and Prime Execution Agent’s blockchain analytics screening programs, any bitcoin or ether that is delivered to the Trust Bitcoin and Ether Account or the Trust’s Trading Balance will undergo screening designed to assess whether the origins of that ether are illicit.

The Prime Execution Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a bitcoin or ether transaction deposited by an Authorized Participant and such screening results in the bitcoin or ether transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the Bitcoin and Ether Custodian, will (a) block or reject the deposit of such bitcoin or ether into the Trust’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between an Authorized Participant’s account at the Prime Execution Agent and the Trust’s account(s) involves such bitcoin or ether, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the ether identified by such screening being blocked or frozen by the Prime Execution Agent, and thus made unavailable to the Trust. Moreover, the Prime Execution Agreement and Bitcoin and Ether Custody Agreement require the Trust to attest that it has performed its own due diligence on the Digital Asset Trading Counterparties it has contracted with to source bitcoin and ether from and has confirmed that the Digital Asset Trading Counterparties have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Sponsor arranges for such diligence to be performed, including by the Trust’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Digital Asset Trading Counterparties represent to the Sponsor that they conduct due diligence on their own counterparties from whom they source the bitcoin and ether they deposit with the Trust, and that they have formed a reasonable belief that such bitcoin and ether being transferred by the Digital Asset Trading Counterparty to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Digital Asset Trading Counterparties may not conduct sufficient due diligence processes on the sources of their bitcoin and ether or that their representations to the Sponsor may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Digital Asset Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence proves to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust or the Sponsor under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Bitcoin and Ether Custodian, under the Prime Execution Agreement and Bitcoin and Ether Custody Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

A temporary or permanent “fork” of the Bitcoin blockchain or Ethereum blockchain could adversely affect an investment in the Trust.

The Bitcoin blockchain and Ethereum blockchain both utilize open-source software. Any user can download the software, modify it and then propose that bitcoin users and miners or ether users and validators adopt the modification. Bitcoin and Ethereum software updates are user driven, meaning they are adopted when users of the software choose to update their software, in contrast to centralized software solutions where a development company might “push” out mandatory software updates to the user community. When a change is proposed that modifies the operation of the Bitcoin or Ethereum networks and a substantial majority of bitcoin users and miners or ether users and validators consent to the modification, the change is implemented and the Bitcoin or Ethereum networks remain uninterrupted. However, if less than a substantial majority of bitcoin users and miners or ether users and validators consent to the proposed modification, and the modification is nonetheless implemented by some bitcoin users and miners or ether users and validators and the modification is not compatible or fully interoperable with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin or Ethereum networks (and the Bitcoin or Ethereum blockchains), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network or Ethereum network running in parallel (and the Bitcoin or Ethereum blockchains), but with each version’s bitcoin or ether tokens lacking interchangeability across the respective networks. A party owning bitcoin or ether at the time of the fork would hold equal amounts of both bitcoin or ether and the alternative forked digital asset (a “Forked Asset”).

Forks have occurred already to both the Bitcoin network and Ethereum network. A Bitcoin network fork in August 2017 was related to a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. This fork resulted in the creation of the “Bitcoin Cash” network and a new Forked Asset (bitcoin cash). Bitcoin Cash is an example of an intentional fork to create a new digital asset network with differentiated features. To the extent such digital assets compete with bitcoin or ether, such competition could impact demand for bitcoin or ether and could adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners or validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and miners or validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of ether and Ethereum Classic.

The only digital assets that will be held by the Trust are bitcoin and ether. If either bitcoin or ether were to fork into two digital assets, the Trust may hold, in addition to its existing ether balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmarks do not track forks involving bitcoin or ether. The Trust may receive or claim rights to any digital assets created by a fork of the Bitcoin or Ethereum networks that are supported by the Custodian and for which the Trust’s trading counterparties support a secondary market. Furthermore, the Pricing Benchmarks do not track airdrops involving bitcoin or ether or the Bitcoin or Ethereum networks. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of bitcoin and ether. By investing in the Trust rather than directly in bitcoin and ether, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the Bitcoin or Ethereum network or an airdrop (other than bitcoin or ether), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

In the event of a hard fork of the Bitcoin network or Ethereum network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network or Ethereum network, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network is generally accepted as the Bitcoin network or Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin or ether, users, services, businesses, miners or validators and other constituencies, as well as the actual continued acceptance of, and miner or validator and community engagement with, the Bitcoin network or Ethereum network, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin and Ether Custodian, security vendors and the Benchmark Provider on what is generally accepted as bitcoin and ether and should therefore be considered “bitcoin” or “ether” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Bitcoin network or Ethereum network, the Bitcoin and Ether Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s bitcoin or ether holdings.

In the event of a hard fork of the Bitcoin network or Ethereum network, the Bitcoin and Ether Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer bitcoin or ether on the Bitcoin and Ether Custodian’s platform. Such a delay may be intended to permit the Bitcoin and Ether Custodian to assess the resulting versions of the Bitcoin network or Ethereum network, to determine how best to securely “split” the bitcoin or ether from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Bitcoin and Ether Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Bitcoin and Ether Custodian’s operations are halted.

In addition, any losses experienced by the Bitcoin and Ether Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders will not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including bitcoin and ether, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network, but have also occurred (and may continue to occur) on the Bitcoin network. Airdrops may be conducted by sending a token to the holders of set amounts of bitcoin and ether or to particular public addresses on the Bitcoin and Ethereum networks. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;

●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the Bitcoin or Ethereum networks (other than bitcoin or ether), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider bitcoin and ether market, the value of bitcoin and ether and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Digital asset markets, including spot markets for bitcoin and ether, are growing rapidly. The digital asset trading platforms through which bitcoin, ether and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of digital assets for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring digital assets from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin and ether on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which bitcoin and ether trade is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the bitcoin and Ethereum networks and can slow down the mass adoption of bitcoin and ether. Further, digital asset trading platform failures or the failure of any other major component of the digital asset ecosystems can have an adverse effect on digital asset markets and the price of digital assets, including bitcoin and ether, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of digital asset trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in digital assets generally and result in greater volatility in the market price of digital assets and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a digital asset trading platform may impact the Trust’s ability to determine the value of its bitcoin and ether holdings or for Authorized Participants to effectively arbitrage Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at digital asset trading platforms makes them appealing targets for hackers and a number of digital asset trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating such digital asset’s pricing; (3) hacking of the a digital asset network and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with the attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in bitcoin and ether, may adversely impact pricing trends in bitcoin and ether markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which bitcoin and ether trade may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and ether and/or negatively affect the market perception of bitcoin and ether.

To the extent that wash trading either occurs or appears to occur on trading platforms on which bitcoin and ether trade, investors may develop negative perceptions about bitcoin, ether and the digital assets industry more broadly, which could adversely impact the price bitcoin and ether and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which bitcoin and ether trade may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Momentum pricing.

The market value of bitcoin and ether is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of bitcoin and ether and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin and ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin and ether and, in turn, an investment in the Trust.

The value of bitcoin and ether as represented by the Pricing Benchmarks may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of bitcoin and ether has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of bitcoin and ether, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of bitcoin and ether will fall to a fraction of its current value, or even to zero. Neither bitcoin nor ether has been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of bitcoin and ether, which could result in a reduction in the price of bitcoin and ether and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including bitcoin and ether, either globally or locally. Large-scale sales of bitcoin and ether would result in a reduction in the price of bitcoin and ether and adversely affect an investment in the Shares.

Ownership of digital assets, including bitcoin and ether, is pseudonymous, and the supply of accessible bitcoin and ether is unknown. Entities with substantial holdings in bitcoin and ether may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of bitcoin and ether and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own bitcoin or ether or the quantity of bitcoin or ether that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early bitcoin and ether adopters hold a significant proportion of the bitcoin and ether that has been created to date. There are no regulations in place that would prevent a large holder of bitcoin and ether from selling the bitcoin and ether it holds. To the extent such large holders of bitcoin and ether engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of bitcoin and ether and adversely affect an investment in the Shares. For example, in March 2018, it was reported that the trustee overseeing the bankruptcy of the Mt. Gox exchange had sold roughly $400 million worth of bitcoin and bitcoin cash belonging to the Mt. Gox bankruptcy estate. While the trustee has publicly stated that the sale was conducted in a manner that would avoid affecting the market price, others have speculated that corresponding reductions in the trading price of bitcoin were a result of these large sales. A significant quantity of bitcoin and bitcoin cash remain in the Mt. Gox bankruptcy estate, and the process for selling the estate’s remaining bitcoin and bitcoin cash has not yet been determined. Further large-scale sales or distributions, either by the Mt. Gox bankruptcy estate or other entities with substantial holdings, could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.

Irrevocable nature of blockchain-recorded transactions.

Digital asset transactions recorded on the Bitcoin and Ethereum blockchains are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the nodes on the Bitcoin network or of a majority of the Ethereum network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of bitcoin and ether or a theft of bitcoin and ether generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin and ether could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s bitcoin and ether through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin and ether. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect digital asset network operations, which may adversely affect the bitcoin and ether industries and an investment in the Trust.

Digital asset networks, including the Bitcoin and Ethereum networks, rely on the internet. A significant disruption of internet connectivity could disrupt a digital asset network’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Bitcoin network or Ethereum network, participants may lose faith in the security of bitcoin or ether, which could affect such digital asset’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer bitcoin or ether could have a material adverse effect on the price of such digital asset and the value of an investment in the Shares.

Potential amendments to a digital asset network’s protocols and software could, if accepted and authorized by the digital asset network community, adversely affect an investment in the Trust.

The Bitcoin and Ethereum networks use cryptographic protocols to govern the interactions within the Bitcoin and Ethereum networks. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to Bitcoin and Ethereum networks on Github.com. The core developers can propose amendments to the Bitcoin and Ethereum networks’ source code that could alter the protocols and software of the Bitcoin and Ethereum networks and the properties of ether. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin or the issuance of new ether or changes to the ether supply, which could undermine the appeal and market value of bitcoin and ether. Alternatively, software upgrades and other changes to the protocols of the Bitcoin and Ethereum networks could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the Bitcoin and Ethereum networks or bitcoin and ether. As a result, the Bitcoin and Ethereum networks could be subject to changes to their protocols and software in the future that may adversely affect an investment in the Trust.

Decentralized governance of digital asset networks could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Bitcoin network and Ethereum networks, is achieved through voluntary consensus and open competition. In other words, the Bitcoin network and Ethereum network have no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect bitcoin and ether’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin and Ethereum networks community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin and ether.

To the extent lack of clarity in corporate governance of the Bitcoin and Ethereum networks leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Double-spending risks.

A malicious actor may attempt to double spend (i.e., spend the same units in more than one transaction) bitcoin or ether by altering the formation of the blockchain. In this type of attack, a miner or validator creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the blockchain before a target user’s legitimate transaction can be included in a block. All double-spend attacks require that the miner or validator sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin and Ethereum networks and to disable incoming connections.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying bitcoin and ether could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal bitcoin and ether held by others, which could adversely affect the demand for bitcoin and ether and therefore adversely impact the price of bitcoin and ether and the value of the Shares. Even if a digital asset other than bitcoin or ether was affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including bitcoin and ether, and therefore adversely affect the value of the Shares.

Congestion or delay in a digital asset network may delay purchases or sales of bitcoin or ether by the Trust.

The size of each block on digital asset networks, including the Bitcoin network and Ethereum network, is currently limited and the transaction rate is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in digital asset networks. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on digital asset networks. Any delay in the Bitcoin and Ethereum networks could affect an Authorized Participant’s ability to buy or sell bitcoin and ether at an advantageous price resulting in decreased confidence in the respective network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin and Ethereum networks and the value of the Trust would be adversely affected.

Any name change and any associated rebranding initiative by the core developers of bitcoin or ether may not be favorably received by the digital asset community, which could negatively impact the value of bitcoin or ether and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on ether. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of ether and the value of the Shares.

Risks Associated with Bitcoin and the Bitcoin network

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin and the capabilities and development of the Bitcoin blockchain.

Bitcoin has only been in existence since 2009 and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Bitcoin blockchain, such as the recentness of its development, its dependence on the internet and other technologies, its dependence on the role played by users, developers and miners and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.

●	If the digital asset award for mining blocks and transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of bitcoin and the value of the Shares.

●	Governance of the Bitcoin network is by voluntary consensus and open competition. As a result, governance challenges such as lack of consensus may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems.

●	The Bitcoin network’s protocol is informally managed by a group of core developers that propose amendments to the Bitcoin network’s source code. The core developers evolve over time, largely based on self- determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin network, the Bitcoin network will be subject to new protocols that may adversely affect the value of bitcoin. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

●	Over the past several years, digital asset mining operations, including those mining bitcoin, have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the relevant digital asset issued as a mining reward, or if digital asset mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), digital asset miners are more likely to immediately sell tokens earned by mining or sell more such digital assets than they otherwise would, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

●	Currently, the reward earned by miners for mining a block on the Bitcoin network is 3.125 bitcoins. This reward size is reduced by 50% every 210,000 blocks, which occurs roughly every four years. The most recent reward halving event occurred in April 2024, and the next reward halving event is expected to occur in or around March 2028, at which time the reward earned per block will fall to 1.5625. The reduction in mining rewards of bitcoin could be inadequate to incentivize miners to continue to perform mining activities, thereby jeopardizing the security of the Bitcoin network, which could harm the value of the Shares.

●	A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

●	Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Bitcoin blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin network, the cost of using bitcoin may increase and the marketplace may be reluctant to accept bitcoin as a means of payment. Alternatively, miners could collude in an anti-competitive manner to reject low transaction fees on the Bitcoin network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin network, the value of bitcoin and the value of the Shares.

●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin network and could prevent the Trustee from completing transactions associated with the day-to-day management of the Trust, including creations and redemptions of the Shares in exchange for cash with Authorized Participants.

●	Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin and the value of the Shares.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin network could damage that network.

Mathematical or technological advances could undermine the Bitcoin network’s consensus mechanism.

The Bitcoin network is premised on several persons competing to solve cryptographic puzzles rapidly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or destroy the cryptographic consensus mechanism underpinning the Bitcoin blockchain. Quantum computing technology is an emerging phenomenon and is still developing which makes it difficult to predict its ultimate effect on the future value of bitcoin and other digital assets. Nonethless, recent announcements by computer technology companies have suggested that quantum computing technology may be advancing faster than previously anticipated. For example, in February 2025, Microsoft announced its Majorana 1 chip, which is claimed to have the potential to support a one-million-qubit quantum computer. If quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including the cryptographic algorithms used for digital assets like bitcoin. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the Bitcoin network becoming ineffective, which, if realized, could compromise the security of the Bitcoin network, or allow a malicious actor to compromise the wallets holding bitcoin owned by the Trust or others on the Bitcoin network, which would result in losses to Shareholders. While various actors in the Bitcoin community are taking steps to enable the uses of cryptographic algorithms that would be resistant to advanced quantum computers, there is no guarantee that new quantum-proof architectures will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the Bitcoin network community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. If any of the foregoing were to occur, it could result in losses to Shareholders. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin network or take the Trust’s bitcoin, which would adversely affect the value of the Shares. Moreover, the functionality of the Bitcoin network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

The Bitcoin network faces significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. For example, in August 2017, the Bitcoin network was upgraded with a technical feature known as “Segregated Witness” that potentially doubles the transactions per second that can be handled on-chain. More importantly, Segregated Witness also enables so-called second layer solutions, such as the Lightning Network, or payment channels that greatly increase transaction throughput (i.e., millions of transactions per second). Wallets and “intermediaries,” or connecting nodes that facilitate payment channels, that support Segregated Witness or Lightning Network-like technologies have not yet seen wide-scale use. Additionally, questions remain regarding Lightning Network services, such as its cost and who will serve as intermediaries.

In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin network. Prior to the upgrade, multi-signature transactions were historically slow, expensive, and easily identifiable. Taproot is intended to reduce the amount of data written to a block and makes multi-signature transactions indistinguishable from regular transactions, adding an enhanced layer of privacy. However, Taproot also relaxed certain types of data requirements enforced by the Bitcoin blockchain to facilitate these changes which led to the launch of the “ordinal protocol.” The ordinal protocol takes advantage of Taproot’s relaxed data requirements to allow users to add graphic images and other data files to bitcoin transactions (“Ordinals”). By the end of 2023, nearly 53 million Ordinals had been inscribed to the Bitcoin blockchain.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of December 31, 2022, bitcoin transaction fees were $1.17 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of Ordinals caused transaction fees to temporarily spike above $30 per transaction. As of January 1, 2025, bitcoin transaction fees were averaging $1.37 per transaction.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of transactions in bitcoin will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network.

The Bitcoin network is designed to periodically reduce the fixed award given to miners for solving new blocks (the “block reward”), most recently in April 2024, when the block reward reduced from 6.25 to 3.125 bitcoin. It is estimated that it will halve again during 2028. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Increased transaction fees may motivate market participants, such as merchants or commercial institutions, to switch from bitcoin to another digital asset or back to fiat currency as their preferred medium of exchange. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may operate at a loss or cease operations. If the award does not exceed the costs of mining in the long-term, miners may have to cease operations entirely. If miners cease their operations, this could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust.

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin network more vulnerable to a malicious actor or botnet obtaining sufficient control to manipulate the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect the value of the Shares.

To the extent that any miners exclude some or all transactions, significant increases in fees and widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin network, which could adversely impact an investment in Shares.

To the extent that any miners solve blocks that exclude some or all transactions that have been transmitted to the Bitcoin network, such transactions will not be recorded on the blockchain until another miner solves a block that incorporates those transactions. Some in the bitcoin community have suspected that certain technologies (for example, before segregated witness was activated, ASICBoost) enhance speed and reduce electricity use of mining while reducing the number of transactions that are included in mined blocks on the Bitcoin network. To the extent that more blocks are mined with fewer transactions, transactions will settle more slowly, and fees will increase. This could result in a loss of confidence in the Bitcoin network, which could adversely impact an investment in the Shares.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.

Miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for extended periods.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network having the broadest adoption and the estimated value of existing bitcoin is greater than the aggregate value of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin blockchain than any other digital asset network. Having a large mining network provides users greater confidence in the security and long-term stability of the Bitcoin network. This greater security may create a snowball effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital assets and digital asset networks could become more widely accepted and used than the Bitcoin network. In addition, central bank digital currencies may be attractive to some users due to lesser perceived volatility, greater trustworthiness and/or any applicable federal insurance.

For example, the Bitcoin network relies on a distributed group of core developers to propose upgrades to the Bitcoin software and protocols. Some proposed upgrades that might result in a “hard fork” of the Bitcoin network require overwhelming consensus and upgrade acceptance in order to deploy successfully. As a result, changes in the Bitcoin software have been conservative or slow to gain traction. For example, a delay in the integration of protocol upgrades that might facilitate the use of more complex “smart contract” programming language in Bitcoin led to certain developers launching the newer Ethereum virtual machine network in 2015. Similarly, a delay in the integration and inability to reach consensus on scaling solutions led to several hard forks of digital asset networks that had greater block sizes on their blockchains (e.g., Bitcoin Cash in 2017). While projects such as Rootstock and Blockstream have sought to augment the slow pace of core software upgrades with “second-layer” or “side-chain” solutions for the Bitcoin network, digital asset networks with features that are differentiated from Bitcoin may attract developers, investors and users, which may have a negative impact on an investment in the Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining.” As of the date of this prospectus, the Bitcoin network creates 3.125 bitcoin with each block added to the Bitcoin blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Bitcoin blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the Bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of “hashrate” being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin network may experience a temporary slowdown and the overall security of the Bitcoin network against a 51% attack (as described below) may be reduced.

Environmental concerns could slow or curtail the supply of bitcoin or the acceptance of bitcoin in payment.

Mining for the Bitcoin network is an energy-consuming process involving the use of many thousands of high-powered purpose-built computers. Estimates and data vary widely, but several surveys have compared the bitcoin mining community’s energy consumption to that of several small countries. In addition, bitcoin mining also generates electronic waste, as existing computer chips become obsolete ever more quickly and are discarded as they are replaced with faster models. Increased awareness of these issues has led some companies, notably Tesla and Greenpeace, to refuse acceptance of bitcoin in payment. Certain localities, such as China, have recently banned mining altogether, while others seek to halt mining temporarily until environmental impact studies can be conducted. These concerns could result in increased mining bans, as well as a slowing or decrease in bitcoin payment acceptance, affecting both the supply of, and demand for, bitcoin.

The Bitcoin network requires significant electricity to mine and it is possible that certain jurisdictions will implement regulations regarding the energy consumption of the Bitcoin network, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network.

In addition to financial regulation, concerns have been raised about the electricity required to secure and maintain the Bitcoin network. The “proof of work” validation mechanism used to verify transactions on the Bitcoin network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin network’s total energy consumption, including the costs of cooling the machines that perform these calculations. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such as proof-of-stake blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.

The Bitcoin network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Bitcoin network. As the Bitcoin network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Bitcoin network may seek to obtain control over the Bitcoin network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

Decentralized governance of the Bitcoin network could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Bitcoin network, is achieved through voluntary consensus and open competition. In other words, the Bitcoin network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect bitcoin’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin.

To the extent lack of clarity in corporate governance of the Bitcoin network leads to ineffective decision- making that slows development and growth, the value of the Shares may be adversely affected.

Large-scale sales or distributions.

Some entities hold large amounts of bitcoin relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of bitcoin and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of such digital assets, including bitcoin, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.

As of the date of this Prospectus, the largest 100 bitcoin wallets held a substantial amount of the outstanding supply of bitcoin and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of bitcoin.

Congestion or delay in the Bitcoin network may delay purchases or sales of bitcoin by the Trust.

The size of each block on the Bitcoin blockchain is currently limited and the transaction rate is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin network. Any delay in the Bitcoin network could affect the Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s ability to buy or sell bitcoin at an advantageous price resulting in decreased confidence in the Bitcoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin network and the value of the Trust would be adversely affected.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Bitcoin blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset trading platforms to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power on the Bitcoin network in this manner will remain heightened.

Risks Associated with Ether and the Ethereum network

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether and the capabilities and development of the Ethereum blockchain.

Ether has only been in existence since 2015 and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Ethereum blockchain, such as the recentness of its development, its dependence on the internet and other technologies, its dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	The acceptance of software patches or upgrades by some, but not all, nodes, users and validators in the Ethereum network could result in a “fork” in the Ethereum blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Ethereum network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Ethereum network, which may stymie the Ethereum network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Ethereum network, especially long-term problems.

●	The Ethereum network’s protocol is informally overseen by a collective of core developers who, along with members of the Ethereum community, can introduce proposals, known as Ethereum Improvement Proposals (“EIPs”), for updating the Ethereum network. The core developers evolve over time, largely based on self-determined participation. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the Ethereum network. To the extent that node operators update their individual Ethereum Client to new specifications, the Ethereum network could be subject to changes that may adversely affect the value of ether. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

●	Over the past several years, digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	The Ethereum network faces significant scaling challenges and may periodically be upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective or may result in unforeseen problems or issues, and such upgrades may fail, resulting in potentially irreparable damage to the Ethereum network and the value of ether.

●	In the past, bugs, defects, and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Ethereum network, Ethereum Client, or dApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. For example, in May 2023, the main Ethereum network itself reportedly suffered outages or bugs that for a short time prevented transactions from finalizing and being recorded in blocks twice in two days. Major Ethereum Clients which nodes use to access the Ethereum network, such as Geth, Besu and Nethermind, have in the past suffered outages or disruptions due to bugs. For more on an unplanned fork involving Geth clients, see “—A temporary or permanent “fork” could adversely affect the value of the Shares.” The cryptography underlying the Ethereum network or ether as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Ethereum network or take the Trust’s ether, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of the Ethereum network may be negatively affected. Such losses of functionality could lead to the Ethereum network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for ether. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

●	The Ethereum network has been in the process of implementing a series of software upgrades and other changes to its protocol, which were previously referred to collectively as “Ethereum 2.0” and some of which were implemented during 2022, such as the Bellatrix and Paris planned forks (defined below) that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism (“the Merge”). These upgrades have resulted in, and are expected to continue to result in, changes to the Ethereum network. Many of the contemplated upgrades to the Ethereum network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as the Merge, which was completed in September 2022, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of ether and the value of the Shares. One completed upgrade is known as the “Shanghai” upgrade, which allows users to unstake their ether and remove it from the relevant smart contract. As a result of this or future upgrades, it is possible that significant volumes of currently locked and illiquid ether becomes unlocked and sold, which could increase volatility in ether prices or have a material adverse effect on the value of ether and the value of the Shares. Upgrades currently being considered to increase throughput and promote scaling, such as “sharding” the Layer 1 Ethereum network or greater reliance on so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could – if unsuccessfully implemented, or if they contain undiscovered flaws – materially adversely impact or even effectively eliminate the value of ether, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.

●	The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on three occasions reduced the quantity of ether rewarded per block and may make additional changes in the future, see “Overview of the Ethereum Industry—Creation of New Ether” for additional information. The open-source nature of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Ethereum network does not successfully develop its policies on supply and issuance and other major design decisions, or does so in a manner that is not attractive to network participants, it could lead to a decline in adoption of the Ethereum network and price of ether.

●	Decentralized application and smart contract developers depend on being able to obtain ether to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for ether. Ether’s price volatility (particularly where ether prices increase), or the Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether could be negatively affected.

The Ethereum network faces significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Ethereum network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed – and energy expended – to validate each block compared to proof-of-work. See “Overview of the Ethereum Industry—Creation of New Ether” and “—Modifications to the Ether Protocol” for additional information.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues – such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand – have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Ethereum network (consistent with common usage, all such applications are referred to as “decentralized applications” or “dApps”, whether or not decentralized in fact) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Ethereum network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. For example, in April 2024, Starknet, a Layer 2 built on the Layer 1 Ethereum network, suffered an outage reportedly caused by a rounding error bug that halted production of new blocks on Starknet’s Layer 2 blockchain network. Similar outages, bugs, defects, or other problems could affect Layer 2s in the future. Similarly, in multiple instances throughout 2022 and 2023, the Arbitrum Layer 2 network experienced outages due to failures in its primary node responsible for submitting transactions to the Layer 1 Ethereum network. Although the Layer 1 Ethereum network is believed not to have been affected by those outages, problems on Layer 2s in the future could conceivably affect or cause issues for the Layer 1 Ethereum network. Alternatively, if a widely used Layer 2 network were to fail, it could reduce demand for ether because it would eliminate a source of demand for using ether to record transactions from the Layer 2 onto the Layer 1 Ethereum network. Any of the foregoing could adversely affect the price of ether or the value of the Shares.

As of February 1, 2025, the Ethereum network handled approximately 12 transactions per second (according to Dune analytics). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high. Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200.06 average daily transaction fees per transaction on May 1, 2022. As of February 1, 2025, ether transaction fees stood at $0.65 per transaction, on average (according to Dune analytics). Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the validating power on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could manipulate the Ethereum blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

●	During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the mempool, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it is possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Trust to operate.

Following the Merge and the switch to proof-of-stake validation, the Ethereum network is currently vulnerable to several types of attacks, including:

●	“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked ether on the Ethereum network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is believed to be temporary, as the Ethereum network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim 2/3rd stake as the attacker’s stake is penalized). However, it is not believed that with 33% control, a malicious actor could engage in double-spending or fraudulent block propagation.

●	“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum network, a malicious actor would be able to gain full control of the Ethereum network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

●	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Ethereum network, it may be able to alter the Ethereum blockchain on which transactions in ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked ether on the Ethereum network, they could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that they could in double-spending or fraudulent block propagation. Even without 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum network (similar to a denial-of-service attack).

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Ethereum network, which could negatively impact the value of ether and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Ethereum network, it is possible that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether, which if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of the Shares. See also”—Liquid staking applications pose centralization concerns” below.

A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or current core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or current core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

Liquid staking applications pose centralization concerns.

Validators must deposit 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). For every 32 ether deposit that is staked, a unique validator key pair is generated. An application built on the Ethereum network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs (each representing 32 staked ether) divided across over 30 node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third party node operators where its ether is staked, and finally since the occurrence of such manipulation of the Ethereum network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would obviously hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum network, the value of ether, and thus the value of the Shares.

A temporary or permanent “fork” in the Ethereum network could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forksˮ because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users – such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network – must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencunˮ implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobsˮ), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

In September 2022, the Ethereum network transitioned to a proof-of-stake consensus model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as a small number of Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network, which is not backwards compatible with the Ethereum Layer 1 blockchain, is considered a forked branch and was rebranded as “Ethereum Proof-of-Work.” To the extent significant developer talent, users or validators abandon the Ethereum Layer 1 network and adopt the Ethereum Proof-of-Work blockchain instead, the value of the Shares could be adversely affected.

As illustrated by Dencun and the Merge, the Ethereum network regularly implements planned forks in an effort to achieve its development roadmap, advance the scalability process, and to improve the network generally. For example, in connection with the Ethereum development roadmap, the Ethereum network executed planned forks to transition from the initial Frontier development stage into the Homestead development stage in 2016; to transition from the Homestead development stage to the first sub-stage, Byzantium, of the Metropolis development stage in 2017; to transition from the Byzantium sub-stage to the St. Petersburg sub-stage in early 2019; and to transition from the St. Petersburg sub-stage to the Istanbul sub-phase, in late 2019. In April 2021, the Ethereum network underwent the Berlin and Altair planned forks, among others. In 2022, Ethereum underwent the Bellatrix and Paris planned forks in connection with the Merge. In 2023, Ethereum underwent the Capella and Shanghai planned forks (collectively, “Shapella”), which enabled withdrawals of staked assets to the Ethereum Layer 1 blockchain mainnet for the first time (they had previously been locked on the Beacon Chain testnet following the Merge). Any of these or future planned forks could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s nodes, users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. Alternatively, such hard forks could be contentious, leading to a split and fracture in the Ethereum community to its collective detriment, as discussed above. Any such outcomes could adversely affect the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic”, which is not backwards compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers – such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. – until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and validators losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an Execution Client and a Consensus Client paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with each other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or validators, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. For example, following the DAO hack in July 2016, holders of Ethereum voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ethereum rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.

In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale.

The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently on the NAV of the Trust.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.

The Ethereum network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Ethereum network development. As new ether are rewarded solely for validator activity (other than the 2014 pre-mine) and are not sold on an ongoing basis to generate revenue to support development activity, and the Ethereum network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Ethereum network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Ethereum network. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Ethereum network, such as Vitalik Buterin, is perceived as no longer able to contribute to the Ethereum network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of ether, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Ethereum network. In addition, a bad actor could also attempt to interfere with the operation of the Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Trust may be adversely affected.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs running on the Ethereum blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allowed hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols, have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These super users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest for the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally makes adverse changes to a smart contract, the design, functionality, features and value of the smart contract and its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, or locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, may contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. The Ethereum network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of their staked ether being destroyed or “burned”: penalties, slashing and inactivity leaks. A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which it would have been entitled for performing the actions. A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked ether immediately confiscated, withdrawn or burned by the network, resulting in losses to them. After this initial slashing, the validator is queued for forceful removal from the Ethereum network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days with the exact amount of ether burned and time period determined by the network regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool. Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum network has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities. Within the post-Merge network, as part of the “activating” and “exiting” processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours, days or weeks to complete. Furthermore, the Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease. The limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets—including the ether held by the Trust—have not been tested at scale over as long of a period of time or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of December 31, 2024, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. As of December 31, 2024, ether was believed to be the second largest digital asset by market capitalization of the more than approximately 16,000 digital assets tracked across the over 1,000 exchanges (source: CoinGecko.com). Many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Ethereum network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network.

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital asset financial vehicles similar to the Trust, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the Ether Pricing Benchmark, the Trust’s ether holdings, the price of the Shares, and the NAV of the Trust.

Risks Associated with the Pricing Benchmarks, BRR, ERR, CME Bitcoin Real Time Price and CME Ether Real Time Price

The Pricing Benchmarks, BRR, ERR, CME Bitcoin Real Time Price and CME Ether Real Time Price each have a limited history.

The Bitcoin Pricing Benchmark, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016, and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The Ether Pricing Benchmark, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the ERR, which was first introduced on June 4, 2018, and is the rate on which ether futures contracts are cash-settled in U.S. dollars at the CME. The Pricing Benchmarks, the BRR, and the ERR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmarks’ performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmarks, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmarks will appropriately track the price of bitcoin and ether in the future. Neither the CME Group nor the Benchmark Provider has any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmarks or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

Although the Pricing Benchmarks are intended to accurately capture the market prices of bitcoin and ether, third parties may be able to purchase and sell bitcoin and ether on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmarks’ prices. Moreover, there may be variances in the price of bitcoin and ether on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmarks provide U.S. dollar-denominated prices of bitcoin and ether based on the volume-weighted price of bitcoin and ether on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the value of bitcoin and ether as represented by the Pricing Benchmarks. It is possible that the price of bitcoin and ether on the Constituent Platforms could be materially higher or lower than the prices of the Pricing Benchmarks. To the extent the prices of the Pricing Benchmarks differ materially from the actual prices available on a Constituent Platform, or from the global market prices of bitcoin and ether, the price of the Shares may no longer track, whether temporarily or over time, the global market prices of bitcoin and ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market prices of bitcoin and ether. To the extent such prices differ materially from the prices of the Pricing Benchmarks, investors may lose confidence in the Shares’ ability to track the market prices of bitcoin and ether, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmarks are digital asset trading venues that facilitate the buying and selling of bitcoin, ether and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin and ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the prices of bitcoin and ether used in Pricing Benchmarks calculations and, therefore, could adversely affect the bitcoin and ether prices as reflected by the Pricing Benchmarks.

The Constituent Platforms have changed over time. The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmarks, see “THE TRUST AND BITCOIN AND ETHER PRICES.”

The Pricing Benchmarks are based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Benchmark Provider guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmarks to establish its NAV and NAV per Share. In the event that the Pricing Benchmarks are incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CME Bitcoin Real Time Price and CME Ether Real Time Price also have a limited history and share some of the same structural and methodological features and risks as the Pricing Benchmarks. The Trust utilizes the CME Bitcoin Real Time Price and CME Ether Real Time Price to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the bitcoin market price of bitcoin and ether market price of ether, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the CME Bitcoin Real Time Price and CME Ether Real Time Price are incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Pricing Benchmarks and the CME Bitcoin Real Time Price and CME Ether Real Time Price are designed to accurately capture the market price of bitcoin and ether, third parties may be able to purchase and sell bitcoin and ether on public or private markets not included among the Constituent Platforms of the Pricing Benchmarks and CME Bitcoin Real Time Price and CME Ether Real Time Price, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmarks used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmarks used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of bitcoin and ether, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmarks may be delayed. Errors in Pricing Benchmarks data, the Pricing Benchmarks computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmarks, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmarks are the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmarks’ errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmarks are not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmarks are not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmarks do not reflect accurate bitcoin and ether prices, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value bitcoin and ether, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of bitcoin and ether provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” bitcoin and ether will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin and ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin and ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoin and ether. To the extent such prices differ materially from the market price for bitcoin and ether, investors may lose confidence in the Shares’ ability to track the market price of bitcoin and ether, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” bitcoin and ether will be a common occurrence.

The Pricing Benchmarks could fail to track the global bitcoin and ether prices, and a failure of the Pricing Benchmarks could adversely affect the value of the Shares.

Although the Pricing Benchmarks are intended to accurately capture the market price of bitcoin and ether, third parties may be able to purchase and sell bitcoin and ether on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the prices of the Pricing Benchmarks. Moreover, there may be variances in the price of bitcoin and ether on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmarks provide a U.S. dollar-denominated composite for the price of bitcoin and ether based on the volume-weighted price of bitcoin and ether on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of bitcoin and ether as represented by the Pricing Benchmarks. It is possible that the price of bitcoin and ether on the Constituent Platforms could be materially higher or lower than the prices of the Pricing Benchmarks. To the extent the prices of the Pricing Benchmarks differs materially from the actual prices available on a Constituent Platform, or from the global market price of bitcoin and ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin and ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin and ether. To the extent such prices differ materially from the prices of the Pricing Benchmarks, investors may lose confidence in the Shares’ ability to track the market price of bitcoin and ether, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmarks and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmarks at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmarks prices of bitcoin and ether differ materially from the global market prices of bitcoin and ether and/or that third parties are able to purchase and sell bitcoin and ether on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the price of the Pricing Benchmarks. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmarks, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmarks price used to calculate the value of the Trust’s bitcoin and ether may be volatile, adversely affecting the value of the Shares.

The price of bitcoin and ether on public digital asset trading platforms has a limited history, and during this history, bitcoin and ether prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmarks are designed to limit exposure to the interruption of individual digital asset trading platforms, the prices of the Pricing Benchmarks, and the prices of bitcoin and ether generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmarks will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmarks, which could skew the price of bitcoin and ether as represented by the Pricing Benchmarks. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of bitcoin and ether and, therefore, could have an adverse effect on the value of the Shares.

The prices of the Pricing Benchmarks being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmarks pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of bitcoin and ether as reflected by the Pricing Benchmarks. The methodology used to calculate the prices of the Pricing Benchmarks to value bitcoin and ether in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmarks is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmarks. Such NAV of the Trust determined using the prices of the Pricing Benchmarks may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmarks. The price of bitcoin and ether in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin and ether holdings as reflected in the Pricing Benchmarks. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of bitcoin and ether trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of bitcoin and ether.

Shareholders also should note that the size of the Trust in terms of total bitcoin and ether held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s bitcoin and ether holdings or bitcoin and ether holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in bitcoin and ether and, consequently, the Trust, is speculative. The prices of bitcoin and ether are volatile, and market movements of bitcoin and ether are difficult to predict. Supply-and-demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The ratio of bitcoin to ether represented by a Share will not be an exact representation of the relative market capitalizations of bitcoin and ether.

Each Share in the Seed Baskets represented _____ bitcoin and _____ ether, which reflected the relative market capitalization of bitcoin and ether at the time such Shares were issued. It is expected that a Share’s relative representation of bitcoin and ether will diverge from the relative market capitalization of bitcoin and ether, which will float based upon the total amount of bitcoin and ether circulating. Bitcoin has an ultimately fixed supply, is created programmatically and predictably, and is never “burned” or destroyed. Ether, on the other hand, has a dynamic supply that is impossible to predict as the creation and burning of ether is determined based upon prevailing levels of activity on the Ethereum network. The supply of ether could be inflationary, deflationary or remain relatively constant. Changes in the amount of bitcoin and ether that is circulating could cause each Share’s fixed representation of bitcoin and ether to diverge from the actual relative market capitalization of bitcoin and ether.

As a result of the Trust’s status as a grantor trust, the Sponsor will be limited in its ability to make changes to the ratio in order to better reflect the existing market capitalizations of those assets. For example, the Sponsor will not have the ability to buy or sell ether sole for the purpose of adjusting the relative weightings of bitcoin and ether held by the Trust. Accordingly, while the Sponsor does not expect the ratio of bitcoin and either held by the Trust to materially deviate from the relative market capitalizations of bitcoin and ether, the degree of such deviation over the life of the Trust is impossible to predict and may at times be substantial.

The Trust is subject to market risk.

Market risk refers to the risk that the market prices of bitcoin and ether held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Different from directly owning bitcoin and ether.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased bitcoin and ether directly. The differences in performance may be due to factors such as fees and transaction costs. Investors will also forgo certain rights conferred by owning bitcoin and ether directly, such as the right to claim airdrops. See “Shareholders may not receive the benefits of any forks or “airdrops.”

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the prices of bitcoin and ether.

The Sponsor does not actively manage the bitcoin and ether held by the Trust. This means that the Sponsor does not sell bitcoin and ether at times when their price is high, or acquire bitcoin and ether at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin and ether investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin and ether.

The value of the Shares may be influenced by a variety of factors unrelated to the prices of bitcoin and ether that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin and ether have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy-enhancing features to the Bitcoin and Ethereum networks may increase the potential for bitcoin and ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The NAV may not always correspond to the market prices of bitcoin and ether and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin and ether holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of bitcoin and ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin and ether per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin and ether held may change substantially over time and as Baskets are created and redeemed.

When acquiring bitcoin and ether in connection with a Cash Creation Order, it is possible that the Trust will pay higher prices for bitcoin and ether than the value ascribed to bitcoin and ether by the Pricing Benchmarks, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the prices the Trust actually paid for the bitcoin and ether rather than on the value of bitcoin and ether ascribed by the Pricing Benchmarks. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms. Non-concurrent trading hours may also result in the Shares gapping at the open of trading on the Exchange.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms, including the Constituent Platforms of the Pricing Benchmarks. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the bitcoin and ether markets are a 24-hour marketplace; however, trading volume and liquidity on the bitcoin and ether markets are not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial-of-service attacks and other reasons. As a result, during periods when U.S. equity markets are open but large portions of the bitcoin and ether markets are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the prices of bitcoin and ether could result in a difference in performance between the prices of bitcoin and ether and the most recent Share price. To the extent that the prices of bitcoin and ether moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the prices of bitcoin and ether drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

The Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Buying activity associated with purchases of bitcoin and ether by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Creation Orders may cause the price of bitcoin and ether to increase, which will result in higher prices for the Shares. Increases in the bitcoin and ether prices may also occur as a result of bitcoin and ether purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin and ether when Baskets are created. The market price of bitcoin and ether may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin and ether by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Redemption Orders may decrease the bitcoin and ether prices, which will result in lower prices for the Shares. Decreases in bitcoin and ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin and ether by the Sponsor, Authorized Participant, Authorized Participant Designee, and other market participants may have on the price of bitcoin and ether, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for bitcoin and ether at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin and ether. If the price of bitcoin and ether declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin and ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin and ether liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the prices of bitcoin and ether, wide spreads between prices quoted on different bitcoin and ether trading platforms, the closing of bitcoin and ether trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin and ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin and ether futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and ether and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the prices of bitcoin and ether may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin and ether to and by the Bitcoin and Ether Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin and ether, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, Bitcoin and Ether Custodian, an Authorized Participant or Authorized Participant Designee, the closing of bitcoin and ether trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Bitcoin and Ethereum networks, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to create or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the prices of the underlying bitcoin and ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Bitcoin and Ethereum networks, the processing of transactions on the Bitcoin and Ethereum networks may be disrupted, which in turn may prevent Digital Asset Trading Counterparties, Authorized Participants, Authorized Participant Designees or other market participants from depositing or withdrawing bitcoin and ether from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the prices of bitcoin and ether and may fall or otherwise diverge from NAV. Furthermore, in the event that the markets for bitcoin and ether should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering bitcoin and ether in return for Baskets, the price of Shares may diverge from the value of bitcoin and ether.

Investors may be adversely affected by Creation Orders or Redemption Orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a Creation Order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin and Ether Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin and Ethereum networks, hacking, cybersecurity breach, or power, internet, or Bitcoin and Ethereum networks outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of bitcoin, ether or the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a Redemption Order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying bitcoin and ether.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin and bitcoin and ether investments may be valued using techniques other than reliance on the price established by the Pricing Benchmarks. The value established by using the Pricing Benchmarks may be different from what would be produced through the use of another methodology. The value of bitcoin and ether or other digital asset investments valued using techniques other than those employed by the Pricing Benchmarks, including “fair valuation measures,” may differ from the value of bitcoin and ether determined by reference to the Pricing Benchmarks.

If the Pricing Benchmarks are not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmarks do not reflect an accurate bitcoin and ether price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value bitcoin and ether, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median prices of bitcoin and ether provided by a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” bitcoin and ether will be a common occurrence.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “MANAGEMENT; VOTING BY SHAREHOLDERS.”

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

Bitcoin and ether have historically been highly correlated. The Trust is subject to the risks of this lack of diversification and its concentrated exposure to digital assets.

Unlike other funds that may invest in a diversified portfolio of assets, the Trust’s investment strategy is concentrated in two assets comprising the same asset class: bitcoin and ether. Furthermore, the returns of bitcoin and ether have historically been highly correlated, meaning that while the Trust does not invest in a single asset, it will likely not benefit from the benefits of diversification. This concentration and lack of diversifications maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and ether. By concentrating its investment strategy solely on bitcoin and ether, any losses suffered as a result of a decrease in the value of bitcoin and ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin, ether or other digital asset, commodity or currency exposure or to speculate on the prices of bitcoin and ether. Speculation on the prices of bitcoin and ether may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the prices of bitcoin and ether.

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no history of past performance in managing a bitcoin and ether exchange-traded product, which is a novel type of investment product. In addition, the Sponsor is not, and the Sponsor believes it is not required to be, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) or a commodity pool operator or commodity trading adviser under the Commodity Exchange Act. The past performances of the Sponsor’s management in other positions, including their experiences in exchange-traded products that hold bitcoin and ether individually, private funds that hold bitcoin and ether individually and traditional exchange-traded funds investing in securities, are an imperfect indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of bitcoin, ether and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Bitcoin and Ethereum blockchains, thefts can be difficult to trace, which may make bitcoin and ether particularly attractive targets for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Transfer Agent, the Marketing Agent, the Administrator, the Cash Custodian, the Bitcoin and Ether Custodian or Authorized Participant) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of the internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s bitcoin and ether held in the Trust Bitcoin Account and/or Trust Ether Account at the Bitcoin and Ether Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin and ether and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, Sponsor, Bitcoin and Ether Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin and ether may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Trust’s bitcoin and ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin and Ether Custodian’s or Prime Execution Agent’s operations or implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Prime Execution Agent, Bitcoin and Ether Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust Bitcoin and Ether Account with the Bitcoin and Ether Custodian or the Trust’s Trading Balance with the Prime Execution Agent, the private keys (and therefore bitcoin and ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, Bitcoin and Ether Custodian, Prime Execution Agent or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, Bitcoin and Ether Custodian or Prime Execution Agent may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust Bitcoin and Ether Account with the Bitcoin and Ether Custodian or the Trust’s Trading Balance with the Prime Execution Agent could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of bitcoin and ether are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Bitcoin and Ether Custodian and Prime Execution Agent have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Bitcoin and Ether Custodian’s or Prime Execution Agent’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s bitcoin and ether. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s bitcoin and ether.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor, Bitcoin and Ether Custodian and Prime Execution Agent utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s bitcoin and ether from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor, Bitcoin and Ether Custodian and Prime Execution Agent employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor, Bitcoin and Ether Custodian and Prime Execution Agent are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s bitcoin and ether and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. If the SEC were to approve many or all of the currently pending applications for such exchange-traded bitcoin and ether products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods. In the event that the SEC were to approve other exchange-traded bitcoin and ether products prior to approving the Trust, the Trust could be significantly negatively affected.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the prices of bitcoin and ether.

In addition, the Trust will compete with direct investments in bitcoin and ether, bitcoin and ether futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

To the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Ether is a novel asset with a very limited trading history. Therefore, the markets for bitcoin and ether may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute bitcoin and ether trades at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin and ether market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin and ether. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin and ether, which is highly concentrated.

The Trust’s bitcoin and ether may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s bitcoin and ether could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Bitcoin and Ether Custodian or Prime Execution Agent associated with Trust’s bitcoin and ether. The Sponsor believes that the Bitcoin and Ether Custodian’s and Prime Execution Agent’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal bitcoin and ether or private keys. Although the Bitcoin and Ether Custodian and Prime Execution Agent use multiple means and layers of security to minimize the risk of loss, damage and theft, neither the Bitcoin and Ether Custodian, the Prime Execution Agent nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s bitcoin and ether could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) the Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s ability to purchase and sell bitcoin and ether in an efficient manner to effectuate Creation Orders and Redemption Orders; (2) transaction fees associated with the Bitcoin and Ethereum networks; (3) the bitcoin and ether markets becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin and ether trade, resulting in the inability of the Authorized Participants or Authorized Participant Designees to execute intended portfolio transactions; (7) operational or methodological issues with the Pricing Benchmarks that result in the benchmark used by the Trust not accurately representing the true value of the Trust’s bitcoin and ether holdings; and (8) accounting standards.

The amount of bitcoin and ether represented by a Share will decline over time.

The amount of bitcoin and ether represented by a Share will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin and ether to pay the Sponsor Fee and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the prices of bitcoin and ether. In addition, in the very rare event that Trade Credits (as defined below) are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust.

Each outstanding Share represents a unit of undivided beneficial ownership of the Trust. The Trust does not generate any income and transfers bitcoin and ether to pay the Sponsor Fee, and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. Therefore, the amount of bitcoin and ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin and ether or cash used to acquire bitcoin and ether over time, as the amount of bitcoin and ether required to create Shares proportionally reflects the amount of bitcoin and ether represented by the Shares outstanding at the time of such Basket being created. Assuming a constant bitcoin and ether prices, the trading price of the Shares is expected to gradually decline relative to the prices of bitcoin and ether as the amount of bitcoin and ether represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of bitcoin and ether represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin and ether.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “ADDITIONAL INFORMATION ABOUT THE TRUST—The Trust’s Fees and Expenses.” Extraordinary, non-recurring expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s bitcoin and ether. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent, the Bitcoin and Ether Custodian, the Prime Execution Agent or the Cash Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, Bitcoin and Ether Custodian, Prime Execution Agent, Cash Custodian and Sponsor has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, Bitcoin and Ether Custodian, Prime Execution Agent, Cash Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Unforeseeable risks.

Bitcoin and ether have gained commercial acceptance only within recent years and, as a result, there is little data on their long-term investment potential. Additionally, due to the rapidly evolving nature of the bitcoin and ether markets, including advancements in the underlying technology, changes to bitcoin and ether may expose investors in the Trust to additional risks that are impossible to predict.

Regulatory Risk

Regulatory Risk.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. In 2023, the SEC charged certain large U.S. digital asset trading platforms (Binance, Coinbase and Kraken) with violations of U.S. federal securities laws. In the Binance Complaint and Coinbase Complaint filed in June 2023, the SEC alleged that Binance and Coinbase had solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. In the Kraken Complaint filed in November 2023, the SEC alleged that it operated as an unregistered securities exchange, brokerage and clearing agency. However, in February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice.

Although neither the SEC nor the CFTC has exerted direct authority over bitcoin, ether or bitcoin and ether spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including bitcoin and ether.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SOL held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of bitcoin or ether or any other digital asset as a “security” or how bitcoin, ether or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain digital asset-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division.

Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin or ether that has been associated with such addresses in the past can be easily sold. These “tainted” digital assets may trade at a substantial discount to untainted digital assets. Reduced fungibility in the bitcoin and ether markets may reduce the liquidity of bitcoin and ether and therefore adversely affect their price. To the extent that it is found that bitcoin or ether are being used in the furtherance of criminal activity, it could cause severe reputational harm and cause bitcoin or ether to lose significant value.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of SOL and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of April 30, 2025, only California, Louisiana and Rhode Island has adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and bitcoin and ether, specifically.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of bitcoin, ether and related products and services continues to evolve, may take many different forms and will, therefore, impact ether and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for bitcoin and ether businesses to provide services, which may impede the growth of the bitcoin and ether economy and have an adverse effect on consumer adoption of bitcoin and ether. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate.

Additionally, changes to current regulatory determinations of bitcoin’s or ether’s status as not being a security, changes to regulations surrounding bitcoin futures, ether futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over bitcoin or ether, the Bitcoin network, Ethereum network, bitcoin or ether trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and ether and therefore may have an adverse effect on the value of your investment in the Trust.

Bitcoin, ether and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin and ether. The effect of any existing regulation or future regulatory change on the Trust, bitcoin or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin and ether, particularly with respect to bitcoin and ether spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin and ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin and ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin and ether, and, in turn, the value of the Shares.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the Commodity Exchange Act.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of an anti-money laundering program, the submission of certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin and ether in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently bitcoin and ether are not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoin and ether or to exchange bitcoin and ether for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

It is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of bitcoin and ether or the sale of bitcoin and ether to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. For some purposes, redemptions will count as distributions, so Shareholders receiving redemption proceeds after a sale to fund a redemption in cash may be allocated a larger portion of income or gain than those that do not. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. Sales of bitcoin and ether to fund Cash Redemptions are expected to result in gains and losses, with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the bitcoin and ether and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the bitcoin and ether held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxable on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin and ether (including deemed sales of bitcoin and ether as a result of the Trust using bitcoin and ether to pay its expenses, including the Sponsor Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt cash from the Sponsor in connection with the Sponsor’s sale of Incidental Right(s) and/or IR Asset(s). Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of bitcoin and ether and transactions involving bitcoin and ether for U.S. federal income tax purposes may change.

The tax treatment of digital assets is still evolving and subject to change. Current IRS guidance indicates that bitcoin and ether should be treated as property for federal income tax purposes and that transactions involving the exchange of bitcoin and ether in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in bitcoin and ether to qualify for beneficial capital gains treatment. However, because bitcoin and ether are new technological innovations, the U.S. federal income tax treatment of an investment in bitcoin and ether or in transactions relating to investments in bitcoin and ether, including without limitation the tax treatment of a fork or airdrop, may evolve and change from those described in this Prospectus, possibly with retroactive effect. For example, current guidance indicates that digital asset currencies are neither collectibles nor currencies for the purposes of determining the applicable tax rate; however, the IRS has statutory authority to change its position. If the IRS were to determine that digital assets were collectibles or a currency, the tax rate incurred by investors would be higher. Additional disclosure requirements may also apply to an investment in digital assets. Investors should consult their individual tax advisers to determine if such disclosure requirements apply to them.

Any change in the U.S. federal income tax treatment of bitcoin and ether may have a negative effect on the prices of bitcoin and ether and may adversely affect the value of the Shares. Whether any additional guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin and ether or in transactions relating to investments in bitcoin and ether is unknown. There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Rulings & FAQs.

The tax treatment of bitcoin and ether and transactions involving bitcoin and ether for state and local tax purposes is not settled.

Because bitcoin and ether are new technological innovations, the tax treatment of bitcoin and ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin and ether for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin and ether may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin and ether or the imposition of a greater cost on the acquisition and disposition of bitcoin and ether generally. Any such treatment may have a negative effect on the prices of bitcoin and ether and may adversely affect the value of the Shares.

A “fork” of the Bitcoin and Ethereum blockchains or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the Bitcoin or Ethereum blockchains, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the Bitcoin or Ethereum networks and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin or Ethereum, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Bitcoin or Ethereum networks. The outcome of such determination shall determine which asset is “bitcoin” or “ether” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is bitcoin or ether and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

WHFIT reporting Risks.

In general, the widely held fixed investment trust (“WHFIT”) regulations require asset-by-asset reporting. This can result in large and complex information statements to Shareholders. To qualify for certain simplified reporting rules under the WHFIT regulations, the Trust intends to manage its annual expenses and sales proceeds (other than proceeds from pro rata sales to fund redemptions) to no more than five percent of the net asset value of the Trust. However, the Trust is not required to meet this limitation. If the Trust were to fail the five percent test, the general asset-by-asset rules would apply, and the information statements given to Shareholders would be complex.

In the final year of the Trust, it would not be unusual for expenses and sales proceeds and to exceed five percent of the Trust’s net asset value. The WHFIT regulations provide a special exception to the five percent test in the final year of the Trust. To meet this exception, Shareholders receiving a distribution in kind on the termination of the Trust would be required to be treated as exchanging their Shares for cash. The Trust currently has no scheduled termination date.

Other Risks

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s bitcoin and ether at a time that is disadvantageous to an investor in the Shares. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the prices of bitcoin and ether.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the prices of bitcoin and ether are lower than they was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoin and ether is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the prices of bitcoin and ether were higher at the time of sale. See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “[___].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the creation or redemption of Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the bitcoin and ether spot markets could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin and ether are extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where bitcoin and ether trade. In a highly volatile market, or if one or more digital asset trading platforms supporting the bitcoin and ether markets face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for bitcoin and ether occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

The Authorized Participants serve in such capacity for several competing exchange-traded bitcoin and ether products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded bitcoin and ether products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the prices of Trust’s bitcoin and ether (i.e., at a greater premium or discount to the Trust’s NAV).

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Conducting creations and redemptions for cash has drawbacks.

The Trust may effect some or all of its creations and redemptions for cash, rather than in-kind. The use of Cash Creations and Cash Redemptions may cause Shares to trade in the market at greater bid-ask spreads or greater premiums or discounts to their NAV per Share. The use of cash for redemptions will also limit the tax efficiency of the Trust. Additionally, the Trust’s need to purchase bitcoin and ether in connection with Cash Creation Orders introduces the possibility that the Trust will pay a higher price for ether than the value ascribed to bitcoin and ether by the Pricing Benchmarks, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the bitcoin and ether rather than on the value of bitcoin and ether ascribed by the Pricing Benchmarks. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time. The Trust will also incur transaction costs it would not otherwise have incurred if it received and distributed bitcoin and ether in-kind and was not required to purchase and sell bitcoin and ether in connection with Cash Creation Orders and Cash Redemption Orders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

●	Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;

●	The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;

●	The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;

●	The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

●	The Sponsor and its staff may take direct positions in bitcoin and ether or in other investments, or may advise other clients to take such positions, that may be in conflict with the investment objective of the Shares or that may be of a size that could impact the prices of bitcoin and ether;

●	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;

●	The Sponsor decides whether to obtain third-party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement.

For a further discussion of the conflicts of interest among the Sponsor, Bitcoin and Ether Custodian, Cash Custodian, Trust and others, see “Conflicts of Interest.”

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the bitcoin and ether held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Bitcoin and Ether Custodian, the Cash Custodian, the Prime Execution Agent, a Digital Asset Trading Counterparty, the Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Bitcoin and Ether Custodian, the Cash Custodian, the Prime Execution Agent, the Transfer Agent, and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Chapman and Cutler LLP has not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights under the Trust Agreement. For example, except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, unlike shareholders of other trusts.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin and ether or other digital assets.

The Trust will compete with direct investments in bitcoin and ether, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Sponsor, Administrator, Transfer Agent, Cash Custodian, Prime Execution Agent and Bitcoin and Ether Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin and ether for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Bitcoin and Ether Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Bitcoin and Ether Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insures the Trust’s bitcoin and ether. The Bitcoin and Ether Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”), maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin and Ether Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin and ether with the Bitcoin and Ether Custodian or Prime Execution Agent, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin and ether insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Bitcoin and Ether Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin and Ether Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Bitcoin and Ether Custody Agreement, the Bitcoin and Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin and ether, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Bitcoin and Ether Custodian’s aggregate liability under the Bitcoin and Ether Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin and Ether Custodian in the 12 months prior to the event giving rise to the Bitcoin and Ether Custodian’s liability, and (B) the value of the affected bitcoin and ether or cash giving rise to the Bitcoin and Ether Custodian’s liability; (ii) in respect of the Bitcoin and Ether Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin and Ether Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Bitcoin and Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin and Ether Custodian in the 12 months prior to the event giving rise to the Bitcoin and Ether Custodian’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin and Ether Custodian is not liable, even if the Bitcoin and Ether Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Bitcoin and Ether Custodian is not liable under the Bitcoin and Ether Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Bitcoin and Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin and Ether Custodian. In the event of potential losses incurred by the Trust as a result of the Bitcoin and Ether Custodian losing control of the Trust’s bitcoin and ether or failing to properly execute instructions on behalf of the Trust, the Bitcoin and Ether Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Bitcoin and Ether Custodian directly caused such losses.

Similarly, under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin and ether, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin and ether giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin and Ether Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin and Ether Custodian (in the case of the Trust Bitcoin and Ether Account) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin and Ether Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers’ assets—including the Trust’s assets—may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin and Ether Custodian (in the case of the Trust Bitcoin and Ether Account), and customers—including the Trust—may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Bitcoin and Ether Custody Agreement contains an agreement by the parties to treat the bitcoin and ether credited to the Trust Bitcoin and Ether Account as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin and Ether Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Bitcoin and Ether Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Bitcoin and Ether Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin and Ether Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin and ether were part of the Bitcoin and Ether Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin and Ether Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin and Ether Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin and Ether Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agreement, there is a risk that the Trading Balance, in which the Trust’s bitcoin and ether and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “RISK FACTORS—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the bitcoin and ether or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin and ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin and ether (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin and ether by the Bitcoin and Ether Custodian or Prime Execution Agent, absent gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of bitcoin and ether by the Bitcoin and Ether Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin and ether or the provision of instructions relating to the movement of bitcoin and ether, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin and Ether Custodian and Prime Execution Agent. The Prime Execution Agreement and Bitcoin and Ether Custody Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agreement or Bitcoin and Ether Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s bitcoin and ether that is not covered by Coinbase Global’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits. If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling bitcoin and ether that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits (defined below). To avoid having to pre-fund purchases or sales of bitcoin and ether, the Trust may borrow bitcoin, ether or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin, ether or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of bitcoin and ether related to cash creations and redemptions or the selling of bitcoin and ether related to paying Trust expenses not assumed by the Sponsor, to the extent applicable, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Pricing Benchmarks price used to determine the NAV of the Trust. To the extent that the execution price for purchases and sales of bitcoin and ether deviate significantly from the Pricing Benchmarks price used to determine the Trust’s NAV, Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market.

To the extent the Trust utilizes Trade Credits when using the Agent Execution Model pursuant to a Cash Creation Order, such Trade Credits are secured by the Trust’s assets, including any cash and bitcoin and ether held in the Trading Balance with the Prime Execution Agent and the Trust Bitcoin and Ether Account held with the Bitcoin and Ether Custodian, and such assets may be liquidated by the Trade Credit Lender to repay Trade Credit debt owed by the Trust in the event the Trust fails to repay the Trade Credit debt.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits. The Trust generally must repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Trust Bitcoin and Ether Account established pursuant to the Prime Execution Agreement and Bitcoin and Ether Custody Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Bitcoin and Ether Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust Bitcoin and Ether Account and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust, in the limited circumstances when the Trust utilizes the Agent Execution Model.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin and ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the 1940 Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First, any cash related to the Trust’s purchase or sale of bitcoin and ether will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability of the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell bitcoin and ether in connection with payment of Trust expenses not assumed by the Sponsor), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell bitcoin and ether in connection with payment of Trust expenses not assumed by the Sponsor. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell bitcoin and ether in connection with payment of Trust expenses not assumed by the Sponsor, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold bitcoin and ether with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s bitcoin and ether that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer bitcoin and ether, including bitcoin and ether associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

A loss of confidence or breach of the Bitcoin and Ether Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s bitcoin and ether are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. Bitcoin and ether held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s bitcoin and ether holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the bitcoin and ether.

If the Bitcoin and Ether Custody Agreement or Prime Execution Agreement is terminated or the Bitcoin and Ether Custodian or Prime Execution Agent fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s bitcoin and ether, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Bitcoin and Ether Custodian, which is Coinbase Custody, and to a lesser extent, the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s bitcoin and ether in the Trust Bitcoin and Ether Account, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent under the Agent Execution Model. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Sponsor could decide to replace Coinbase Custody as the Bitcoin and Ether Custodian with custody of the Trust’s bitcoin and ether, pursuant to the Bitcoin and Ether Custody Agreement. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Bitcoin and Ether Custody Agreement or the Coinbase Prime Broker Agreement (the “Prime Execution Agreement”), respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Bitcoin and Ether Custody Agreement as (i) the Trust materially breaching any provision of the Bitcoin and Ether Custody Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Trust Bitcoin and Ether Account at the Bitcoin and Ether Custodian to another custodian will likely be complex and could subject the Trust’s bitcoin and ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under its contractual agreements with the Trust, or abruptly discontinues the services it provides provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin and ether or as the Trust’s prime execution agent under the same terms as the current Bitcoin and Ether Custody Agreement or Prime Execution Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin and ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Bitcoin and Ether Custody Agreement or Prime Execution Agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Coinbase Custody serves as the bitcoin and ether custodian and Coinbase Inc. serves as the prime broker for several competing exchange-traded bitcoin and ether products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Bitcoin and Ether Custodian and Prime Execution Agent are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded crypto asset company in the world by market capitalization and is also the largest crypto asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of crypto asset brokerage and custody services, Coinbase Custody serves as the bitcoin and ether custodian and Coinbase Inc. serves as the prime broker for several competing exchange-traded bitcoin and ether products. Therefore, Coinbase Global has a critical role in supporting the U.S. spot bitcoin and ether exchange-traded product ecosystem, and its size and market share create the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If the Trust needed to utilize the Agent Execution Model to buy or sell bitcoin and ether because no Digital Asset Trading Counterparties were willing or able to effectuate the Trust’s transactions, and the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Sponsor may need to find and appoint a replacement Bitcoin and Ether Custodian or Cash Custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin, ether and cash.

The Sponsor may need to replace Coinbase Custody as the bitcoin and ether custodian of the Trust’s bitcoin and ether or BNY Mellon as the cash custodian of the Trust’s cash and cash equivalents as a result of the insolvency, business failure or interruption, default, failure to perform, security breach or other problems. Transferring maintenance responsibilities of the Trust’s accounts with the Bitcoin and Ether Custodian and/or Cash Custodian to another party will likely be complex and could subject the Trust’s bitcoin and ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the Bitcoin and Ether Custodian or Cash Custodian under the same terms as the current Bitcoin and Ether Custody Agreement or Cash Custody Agreement, respectively. To the extent that Sponsor is not able to find a suitable party willing to serve as the Bitcoin and Ether Custodian or Cash Custodian, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin and ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into modified custodial services agreements that cost more, the value of the Shares could be adversely affected.

The Bitcoin and Ether Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Bitcoin and Ether Custodian and Cash Custodian. The Bitcoin and Ether Custodian is not a depository institution as it is not insured by the FDIC. The insolvency of the Bitcoin and Ether Custodian or of any broker, custodian bank or clearing corporation used by the Bitcoin and Ether Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access, loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

Bitcoin and Ether held by the Trust is not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the FDIC or SIPC and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoin and ether represented by the Shares in the Trust are not insured.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Sponsor, the Bitcoin and Ether Custodian and the Cash Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust faces risks related to the outbreak of infectious diseases or other public health issues, which could negatively impact the value of the Trust’s holdings and significantly disrupt its operations.

Health crises caused by the outbreak of infectious diseases or other public health issues, may exacerbate other pre-existing political, social, economic, market and financial risks. The impact of any such events, could negatively affect the global economy, as well as the economies of individual countries or regions, the financial performance of individual companies, sectors and industries, and the markets in general in significant and unforeseen ways. Any such impact could adversely affect the prices and liquidity of the Shares.

For example, an outbreak of a respiratory disease designated as COVID-19 was first detected in China in December 2019 and subsequently spread internationally. The transmission of COVID-19 and efforts to contain its spread resulted in international, national and local border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and quarantines, as well as general concern and uncertainty that negatively affected the economic environment. These impacts also caused significant volatility and declines in global financial markets, including increased volatility and uncertainty in crypto markets, which have caused losses for investors. The emergence of new COVID variants or other infectious diseases could result in a substantial economic downturn or recession.

In addition, the operations of the Trust, the Sponsor and other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. Any disruption of operations could adversely impact the price and liquidity of the Shares, including, without limitation, the Trust’s ability to process Creation Orders or Redemption Orders.

Bitcoin AND THE Bitcoin MARKET

This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “spot” trading platform market where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) trading market and bitcoin mining.

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin network. As a result, the Bitcoin network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Bitcoin blockchain. The Bitcoin blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Bitcoin blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers. The Bitcoin network and its software has been under active development since that time by a group of computer engineers known as core developers, each of whom operates under a volunteer basis and without strict hierarchical administration.

The Bitcoin network utilizes a digital asset known as “bitcoin,” which can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. As a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin. Unless it is using a third-party service provider, a party transacting in bitcoin is generally not afforded some of the protections that may be offered by intermediaries.

The first step in directly using the Bitcoin network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s bitcoin address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; however, such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such bitcoin address, is transparently reflected in the Bitcoin blockchain and can be viewed by websites that operate as “Bitcoin blockchain explorers.” Copies of the Bitcoin blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin blockchain or be able to connect with another computer that holds a copy of the Bitcoin blockchain. The innovative design of the Bitcoin network protocol allows each Bitcoin user to trust that their copy of the Bitcoin blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a proposed transaction that is confirmed and settles when included in the Bitcoin blockchain. The transaction would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated to the recipient’s address, in each case by the amount of bitcoin desired to be transferred. The transaction is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network; however, the use of cryptographic verification is believed to prevent the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to the reference software known as “Bitcoin Core,” a specific distribution of Bitcoin software that provides the de-facto standard for the Bitcoin protocol.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted by users. Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin network’s operations. Instead, the implementation of a change is achieved by users (including transaction validators known as “miners”) downloading and running the updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code or protocol is only effective with respect to those Bitcoin users and miners who download it. If an incompatible modification is accepted by a less than overwhelming percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin network.

Recent development on the Bitcoin network has enabled some functionality other than the transfer of value on the Bitcoin blockchain. Following the recent activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin network. Prior to the upgrade, multi-signature transactions were historically slow, expensive, and easily identifiable. Taproot is intended to reduce the amount of data written to a block and makes multi-signature transactions indistinguishable from regular transactions, adding an enhanced layer of privacy. However, Taproot also relaxed certain types of data requirements enforced by the Bitcoin blockchain to facilitate these changes which led to the launch of the “ordinal protocol.” The ordinal protocol takes advantage of Taproot’s relaxed data requirements to allow users to add graphic images and other data files to Bitcoin transactions. By the end of 2023, nearly 53 million Ordinals had been inscribed to the Bitcoin blockchain.

Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as “public-private key cryptography,” represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The use of key pairs is a cornerstone of the Bitcoin network technology. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key provides the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures.

The public key is visible to the public and analogous to the Bitcoin network address. The private key is a secret and is used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, and without having to reveal the private key. A user’s private key must be kept safe in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could apply the user’s digital signature without authorization and send the user’s bitcoin to their or another bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin associated with that private key and bitcoin address.

To prevent the possibility of double-spending of bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin network was authorized by the holder of the applicable private key, and Bitcoin network mining software consistent with reference software requirements validates each such transaction before including it in the Bitcoin blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is recorded if included in a valid block added to the Bitcoin blockchain, when that block is accepted as valid through consensus formation among Bitcoin network participants. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s data and by the block’s addition to the longest confirmed Bitcoin blockchain on the Bitcoin network. For a transaction, inclusion in a block in the Bitcoin blockchain constitutes a “confirmation” of validity. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Bitcoin blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. This layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Bitcoin blockchain.

To undo past transactions in a block recorded on the Bitcoin blockchain, a malicious actor would have to exert tremendous hashrate in re-solving each block in the Bitcoin blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin network. The Bitcoin network is generally programmed to consider the longest Bitcoin blockchain containing solved and valid blocks to be the most accurate Bitcoin blockchain. In order to undo multiple layers of confirmation and alter the Bitcoin blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Bitcoin blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin network, who would be continuously solving for and adding new blocks to the Bitcoin blockchain. Given the size and speed of the Bitcoin network, it is generally agreed that the cost of amassing such computational power exceeds the profit to be obtained by double-spending or attempting to fabricate prior blocks.

If a malicious actor is able to amass ten (10) percent of the Bitcoin network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Trust has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Bitcoin blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as bitcoin trading platforms and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Bitcoin blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining

The process by which bitcoin are created and bitcoin transactions are verified is called “mining.” To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and in this case has the ability to validate transactions and add new blocks of transactions to the Bitcoin blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Bitcoin blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully “solves” the complex mathematical calculations has the right to add a block of transactions to the Bitcoin blockchain and is then rewarded by a grant of bitcoin, known as a “coinbase,” plus any transaction fees paid for the transactions included in such block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin network must engage in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 3.125 bitcoin per block; the reward decreased from 6.25 bitcoin to 3.125 bitcoin in April 2024. It is estimated to halve again in 2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of June 19, 2025, it was estimated that 19.88 million bitcoins were in circulation and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Bitcoin Market and Digital Asset Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by (i) the supply of and demand for bitcoin in the bitcoin market, (ii) market expectations for the expansion of investor interest in bitcoin and the adoption of bitcoin by users, (iii) the number of merchants that accept bitcoin as a form of payment, and (iv) the volume of private end-user-to-end-user transactions.

Although the value of bitcoin is determined by the value that two transacting market participants place on bitcoin through their transaction, the most common means of determining a reference value is by surveying one or more trading platforms where secondary markets for bitcoin exist. The most prominent digital asset trading platforms are often referred to as “exchanges”, although they neither report trade information nor are they regulated in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro (such as the USD-BTC Pair) or another digital asset such as ether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity, and, therefore, provide large data sets for market valuation of bitcoin. A digital asset trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges, which are regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) and are required to monitor for and detect money-laundering and other illicit financing activities that may take place on the platform. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

As with conventional stock exchanges, an investor opening a trading account and wishing to transact at a digital asset trading platform must deposit an accepted government-issued currency into their account, or a previously acquired digital asset. The process of establishing an account with a digital asset trading platform and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address, such as to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs largely on private websites and databases owned by the trading platform.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets.

Authorized Participants and the Trust have the option of purchasing and selling bitcoin used in Basket transactions either on digital asset trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

The bitcoin OTC market demonstrates flexibility in terms of quotes, price, size, and other factors. The OTC market has no formal structure and no open-outcry meeting place, and typically involves bilateral agreements on a principal-to-principal basis. Parties engaging in OTC transactions will agree upon a price – often via phone, email, or chat – and then one of the two parties will initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire US Dollars to the seller’s bank account. OTC trading tends to occur in large blocks of bitcoin. All risks and issues related to creditworthiness are between the parties directly involved in the transaction. OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin.

Bitcoin futures contracts are traded on CME, the Intercontinental Exchange and smaller regulated platforms such as ErisX and LedgerX. Authorized Participants may utilize bitcoin futures contracts to hedge bitcoin exposure relating to the purchase and redemption of Baskets. Since their launch in 2017, bitcoin futures contracts on the CME have seen significant growth in average daily volume traded, open interest, and the number of large participants. Bitcoin futures contracts on the CME are cash-settled based on the BRR, which shares the same methodology as the Bitcoin Pricing Benchmark.

Bitcoin Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by parties with access to high grade hardware, favorable electric prices, and industrial data centers. In addition, most mining hashrate is directed by participants in mining pools.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, hedge funds, and day-traders who invest in bitcoin by trading on digital asset trading platforms.

Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in bitcoin; however, this trend appears to be eroding and more platforms seek to offer exposure to digital assets and more institutional investors seek to deploy capital in the space. Major financial institutions have cited advisory client demand in adding direct, equity or synthetic means of obtaining digital asset exposure.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin network. The retail sector also includes transactions between consumers paying for goods or services from commercial or service businesses through direct transactions or third-party service providers such as BitPay, which provides a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin network may reduce the transaction cost for merchants, relative to the costs paid for credit card transaction processing, and eliminates the potential for consumer chargebacks.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Fidelity are examples of multi-service financial institutions that provide wallets that store bitcoin for users and also serve as a retail or exchange gateway whereby users can purchase bitcoin for fiat currency. BitPay is an example of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Ether AND THE Ether MARKET

This section of the Prospectus provides a more detailed description of ether, including information about the historical development of ether, how a person holds ether, how to use ether in transactions, how to trade ether, the “spot” trading platform market where ether can be bought, held and sold, the ether over-the-counter (“OTC”) trading market and the proof-of-stake concept.

Ether and the Ethereum network

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. Ether is not issued by governments, banks or any other centralized authority. The Ethereum network allows people to exchange tokens of value, called ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “Limits on ether supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset exchanges or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether is created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions. The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network. For further details, see “Creation of New Ether.”

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

For certain transactions, fees need to be paid in ether to validators in order to facilitate transactions and execute smart contracts. EIP-1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the fee that is charged (“gas”), users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0 aimed to improve the network’s speed, scalability, efficiency, security, accessibility, and transaction throughput in part by reducing its energy footprint and decreasing transaction times for the network. As part of Ethereum 2.0, in mid-September 2022, a shift from the proof-of-work to the proof-of-stake model occurred. Ethereum 2.0 also encompassed the addition of other new features, such as “sharding.” Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network’s load across numerous new chains splitting the data processing responsibility among many nodes and allowing for parallel processing and validation of transactions. Sharding makes it easier to run a node by keeping hardware requirements low. A digital asset network’s consensus mechanism is an aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares. The move to proof-of-stake may subject Ethereum and ether to new and unexpected vulnerabilities not applicable to proof-of-work consensus models.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with bitcoin, with the goal of creating a peer-to-peer, open-source network enabling users to create so-called decentralized applications powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Decentralized applications may be controlled by a single user or small group. See “RISK FACTORS—Risks Related to Digital Assets.” Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account used to pay transaction fees to the protocol itself and to validators. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. For additional information on the initial distribution, see “Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets, among other actions.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charities satisfy certain pre-defined conditions.

Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of May 29, 2024, it is believed that a majority of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2023, between $32.1 billion and $67.1 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFTs in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether tokens to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.

On June 17, 2016, an anonymous hacker exploited The DAO’s smart contract code to syphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision over whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the Ethereum blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as Ethereum Classic, and its native token as ether classic (ETC), preserving the untampered transaction history (including The DAO theft). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of the Ethereum Network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain) or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run its own node, or it can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to the state of the Ethereum network once the transaction is broadcast to all other nodes across the Ethereum network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run its own node (and its own Ethereum Client) and connect that node to its Ethereum wallet, allowing it to make transactions from its Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveals its private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses its private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with it is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows it to activate a unique validator key pair (consisting of a public and private validator key). Each stake of 32 ether results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). There are two types of validators, those who propose blocks (“proposers”) and those who participate in a committee that approves the block (“attesters”). Staking more ether (in chunks of 32 ether) can increase the numerical chances that a given validator will be randomly selected. When a validator is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If—once created—the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee is paid for the Ethereum network’s computational power associated with executing the code, and up to the amount of the base fee). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Blockchain, both the proposing validator and the attesting validators receive newly minted ether from the Ethereum network. If the proposing validator’s block is determined by the approving validator committee to be faulty or to break protocol rules, the proposer is penalized by having its staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed,” meaning forcibly ejected by other validators, with its staked ether continuously drained, potentially up to the loss of its entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. If a transaction can also take place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum network or recorded on the Ethereum blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Ether has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.

Ethereum Markets and Exchanges

Ether can be transferred in direct peer-to-peer transactions through the direct sending of ether over the Ethereum blockchain from one ether address to another. Among end-users, ether can be used to pay other members of the Ethereum network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Ethereum blockchain or through third-party service providers.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the ether market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Ether spot markets typically permit investors to open accounts with the market and then purchase and sell ether via websites or through mobile applications. Prices for trades on ether spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into its account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another ether address on the Ethereum blockchain. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. The spot market ordinarily does not transfer ether to the investor on the Ethereum blockchain unless the investor makes a request to the exchange to withdraw the ether in its exchange account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizeable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. As of March 28, 2024, regulated ether futures represented approximately $837 million in notional trading volume on Chicago Mercantile Exchange (“CME”). Ether futures on the CME (“CME Ethereum Futures”) traded around $562 million per day in the one year ending March 28, 2024 and represented around $546 million in open interest per day. Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (the “ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell ether, although the Sponsor may direct the Ether Custodian to sell ether to pay certain expenses. Instead, Authorized Participants will deliver ether to the Trust’s account with the Ether Custodian in exchange for Shares of the Trust, and the Trust, through the Ether Custodian, will deliver ether to Authorized Participants when those Authorized Participants redeem Shares.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, ether supply and issuance rates vary based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent from one miner to another if it was also able to find a solution but its block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022, and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Approximately every 12 seconds, a new block is added to the Ethereum blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022 the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate that varies with network usage. See “Modifications to the Ethereum Protocol.” On many occasions, the ether supply has been deflationary over 24-hour periods as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and may turn the ether supply deflationary over the long term.

As of June 19, 2025, approximately 120.72 million ether were in circulation.

Modifications to the Ethereum Protocol

The Ethereum network is an open-source project with no official developer or group of developers that controls it. However, historically the Ethereum network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network’s source code. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum network’s source code in their individual Ethereum Client, and ultimately a critical mass (in practice, a substantial majority) of validators and users—such as DApp and smart contract developers, as well as users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network—must support the shift, or the upgrades will lack adoption. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. If a modification is accepted only by a percentage of nodes, a division in the Ethereum network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “RISK FACTORS—Risks Related to Digital Assets.” A temporary or permanent “fork” of the Ethereum blockchain could adversely affect the value of the Shares. Consequently, as a practical matter, a modification to the source code becomes part of the Ethereum network only if accepted by a sufficiently broad cross-section of the Ethereum network’s participants.

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purposes of Byzantium were to increase the network’s privacy, security, and scalability and to reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, to enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purposes of these upgrades were to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next-generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues—such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand—have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions that are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel); and “side chains,” in which an entire Layer 2 blockchain network with similar capabilities similar to those of the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP-1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee as a result of EIP-1559 is removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. As of December 31, 2024, approximately 2,663 ether were issued in the previous day. The issuance rate varies based on factors such as recent use of the network and other factors. As of December 31, 2024, approximately 635 ether were burned in the previous day. The burn rate varies by day, time of measurement and other factors. Future updates may impact the supply of or demand for ether or its price.

The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forms of Attack Against the Ethereum Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” whereby, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. As of the date of this Prospectus, the top three largest staking pools controlled nearly 50% of the ether staked on the Ethereum network.

Many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of Ethereum. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “RISK FACTORS” section of this Prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. When a validator confirms a transaction, the validator receives fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as “Maximal Extractable Value,” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software services, such as Flashbots, have been developed to facilitate validators in capturing MEV produced by these increased fees.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ether activity through the direct sending of ether over the Ethereum network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset exchanges by volume traded. Coinbase Custody Trust Company, LLC, the Custodian of the Trust, is a digital asset custodian that provides custodial accounts that store ether for users. As the Ethereum network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ethereum network.

Competition

As of June 2025, more than 16,000 other digital assets, as tracked by CoinGecko.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contracts platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of ether.

REGULATION OF BITCOIN AND ETHER

If either bitcoin or ether determined to be a “security” under federal or state securities laws by the SEC or any other agency, it may also become more difficult for bitcoin or ether to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of bitcoin or ether and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin and ether as digital assets due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of bitcoin and ether markets. As such, any determination that bitcoin, ether or any other digital asset is a security under federal or state securities laws may adversely affect the value of bitcoin and ether and, as a result, the value of the Shares.

To the extent that bitcoin or ether is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin and ether at a time that is disadvantageous to Shareholders.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, and the safety and soundness of exchanges or other service providers that hold or have custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors by digital assets. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal governments approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions, may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign, regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the bitcoin and ether futures markets. In addition, because the CFTC has determined that bitcoin and ether are a “commodity” under the Commodity Exchange Act and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin and ether. The CFTC has pursued enforcement actions relating to fraud and manipulation involving bitcoin, ether and bitcoin and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin and ether that do not use collateral, leverage, or financing.

The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. In addition, it is possible the market turbulence in late 2022, which led to the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil, could lead to increased SEC, CFTC, or other governmental investigations, enforcement, and/or other regulatory activity across the digital asset ecosystem.

Various foreign jurisdictions have adopted and may continue in the near future to adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

●	South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and went into full effect at the end of 2024.

●	There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Ethereum ecosystem in the United States and globally, or otherwise negatively affect the value of ether held by the Trust.

The effect of any future regulatory change on the Trust or the bitcoin and ether held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND BITCOIN and ETHER PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of bitcoin and ether held by the Trust, less the expenses of the Trust’s operations. On the inception date of the Trust, ______, 2025, each Share represented _____ bitcoin and _____ ether. In seeking to achieve its investment objective, the Trust will hold bitcoin and ether and will value its net assets and the Shares daily based on the Pricing Benchmarks. Bitcoin and ether will be the only digital assets held by the Trust. The Trust’s allocation of its assets to bitcoin and ether will approximate the relative market capitalization of bitcoin and ether to one another.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin and ether by investing in the Shares rather than purchasing, holding and trading bitcoin and ether directly. The latter alternative would require an investor to acquire bitcoin or ether by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such bitcoin or ether by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

Purchase and Sale of Bitcoin and Ether

When the Trust conducts Cash Creations or Cash Redemptions, it is responsible for purchasing and selling bitcoin and ether. The Trust may also be required to sell bitcoin and ether to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell bitcoin and ether at a price as close to the applicable Pricing Benchmark as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Trust’s purchase and sale of bitcoin and ether may be conducted pursuant to either of two models: (i) the “Trust-Directed Trade Model”; or the (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of bitcoin and ether and will only utilize the Agent Execution Model in the event that no Digital Asset Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of bitcoin or ether.

Trust-Directed Trade Model

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (a Bitcoin Trading Counterparty) and ether from an ether trading counterparty that has been approved by the Sponsor (an Ether Trading Counterparty, and with the Bitcoin Trading Counterparties, the Digital Asset Trading Counterparties). The Sponsor has entered into contractual agreements with the Digital Asset Trading Counterparties, and these agreements set forth the general parameters under which a transaction in bitcoin and/or ether will be effectuated, should any transaction with a Digital Asset Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular Digital Asset Trading Counterparty, and do not create any contractual obligations on the part of any Digital Asset Trading Counterparty to participate in Cash Creation Orders. All transactions between the Sponsor, on behalf of the Trust, and a Digital Asset Trading Counterparty will be done on an arm’s-length basis.

While it is expected and intended that the Digital Asset Trading Counterparties are unaffiliated third-parties, it is possible that a Digital Asset Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquires Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. Digital Asset Trading Counterparties are not required to have a custody account with the Bitcoin and Ether Custodian. When seeking to purchase or sell bitcoin or ether on behalf of the Trust, the Sponsor will typically seek to buy and sell bitcoin or ether at a price as close to the applicable Pricing Benchmark as practical from any of the approved Digital Asset Trading Counterparties. Upon notification that the Trust needs to purchase or sell bitcoin or ether, the Sponsor will obtain indicative prices from multiple Digital Asset Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Digital Asset Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of bitcoin or ether to and from the Trust Digital Asset Accounts to the Digital Asset Trading Counterparty are “on-chain” transactions represented on the Bitcoin blockchain or Ethereum blockchain, as applicable. Transfer fees with respect to this on-chain transfer of bitcoin or ether will be paid by the Bitcoin and Ether Custodian.

The Sponsor maintains a process for approving and monitoring Digital Asset Trading Counterparties, which is overseen by the Bitwise Portfolio Oversight Committee, which is responsible for investment activities and related risk, as well as counterparty risk. All Digital Asset Trading Counterparties must be approved by the Bitwise Portfolio Oversight Committee before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Bitwise Portfolio Oversight Committee continuously reviews all approved Digital Asset Trading Counterparties at its quarterly meetings and will reject the approval of any previously approved Digital Asset Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved bitcoin and/or ether trading counterparty in doubt. In considering which Digital Asset Trading Counterparties to approve, the Bitwise Portfolio Oversight Committee has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including, but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing and cybersecurity capabilities.

As of __________, 2025, _________________, _________________, _________________ and _________________ have been approved as Digital Asset Trading Counterparties.

Agent Execution Model

In the event that every Digital Asset Trading Counterparty is either unable or unwilling to effectuate the Trust’s purchase or sale of bitcoin or ether, the Sponsor, on behalf of the Trust, may execute the trade using the Agent Execution Model.

Under the Agent Execution Model, the Prime Execution Agent, an affiliate of the Bitcoin and Ether Custodian, acting in an agency capacity, conducts bitcoin and ether purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. To avoid having to pre-fund purchases or sales of bitcoin and ether, the Trust may borrow bitcoin or ether or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. As the Trust intends to conduct nearly all purchases and sales of bitcoin and ether pursuant to the Trust-Directed Trade Model, under normal conditions, it expects to keep very little or no bitcoin or ether in the Trading Balance with the Prime Execution Agent.

In the case of a purchase of bitcoin or ether, the extension of Trade Credits allows the Trust to purchase bitcoin or ether through the Prime Execution Agent on the date the Trust wishes to effectuate the transaction (for instance, on the evening of the day when an order to create Shares is received), with such bitcoin or ether being deposited in the Trust’s Trading Balance. On the day following a trade when Trade Credits have been utilized, the Trust uses cash (for instance, from the Authorized Participant who submitted the creation order) to repay the Trade Credits borrowed from the Trade Credit Lender. The bitcoin or ether purchased by the Trust is then swept from the Trust’s Trading Balance with the Prime Execution Agent to the applicable Trust Digital Asset Account with the Bitcoin and Ether Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin and ether into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust Digital Asset Accounts are “on-chain” transactions represented on the Bitcoin blockchain or Ethereum blockchain, as applicable. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

In the case of a sale of bitcoin or ether, the Trust enters into a transaction to sell ether through the Prime Execution Agent for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with bitcoin or ether on the date the Trust wishes to effectuate the transaction (for instance, on the evening a day when an order to redeem Shares is received) because the bitcoin or ether remains in the Trust Digital Asset Accounts with the Bitcoin and Ether Custodian. In those circumstances the Trust may borrow Trade Credits in the form of bitcoin or ether from the Trade Credit Lender, which allows the Trust to sell bitcoin or ether through the Prime Execution Agent at the desired time, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. On the business day following the trade, the Trust will use the bitcoin or ether that is moved from the Trust Digital Asset Account with the Bitcoin and Ether Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of bitcoin or ether from the Trust Digital Asset Account to the Trust’s Trading Balance are “on-chain” transactions represented on the Bitcoin blockchain or Ethereum blockchain, as applicable. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

The Pricing Benchmarks

On a daily basis, to calculate the aggregate U.S. dollar value of the bitcoin held by the Trust (the Trust Bitcoin Value), the Trust references the value of one bitcoin in U.S. dollars provided by the CME CF Bitcoin Reference Rate– New York Variant, the Bitcoin Pricing Benchmark. Similarly, on a daily basis, to calculate the aggregate U.S. dollar value of the ether held by the Trust (the Trust Ether Value), the Trust references the value of one ether in U.S. dollars provided by the CME CF Ether – Dollar Reference Rate – New York Variant, the Ether Pricing Benchmark.

The Administrator uses the Trust Bitcoin Value and the Trust Ether Value to calculate the Trust’s NAV, which is the aggregate of the Trust Bitcoin Value and Trust Ether Value, based on the Bitcoin Pricing Benchmark and Ether Pricing Benchmark respectively, less the Trust’s liabilities and expenses.

“NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

Additional information regarding the Pricing Benchmarks is set forth below.

The CME CF Bitcoin Reference Rate – New York Variant

The Trust’s bitcoin holdings are valued on a daily basis with reference to the CME CF Bitcoin Reference Rate– New York Variant, the Bitcoin Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of bitcoin in U.S. dollars. The Bitcoin Pricing Benchmark was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of one bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The Bitcoin Pricing Benchmark aggregates the trade flow of several major bitcoin trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. The Bitcoin Pricing Benchmark currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate, the BRR, including utilizing the same constituent bitcoin exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Bitcoin Pricing Benchmark is calculated as of 4:00 p.m. ET, whereas the BRR is calculated as of 4:00 p.m. London time. Bitcoin Pricing Benchmark, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio of bitcoin based upon an index, benchmark or standard other than the Bitcoin Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Bitcoin Pricing Benchmark price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Bitcoin Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust Bitcoin Value by reference to an index, benchmark or standard other than the Bitcoin Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Bitcoin Pricing Benchmark Methodology

The Bitcoin Pricing Benchmark is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent bitcoin trading venues (the Constituent Platforms) as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Bitcoin Pricing Benchmark is then determined by the equally weighted average of the volume medians of all partitions.

As of March 31, 2025, the Constituent Platforms included in the Bitcoin Pricing Benchmark are Bitstamp, Bullish Exchange, Coinbase, Crypto.com, Gemini, itBit, Kraken and LMAX Digital.

●	Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the UK FCA.

●	Bullish Exchange: a Gibraltar based platform operated by Bullish (GI) Limited and regulated by the Gibraltar Financial Services Commission (“GFSC”) as a DLT.

●	Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as e-money providers (Republic of Ireland, Central Bank of Ireland) and Major Payment Institutions (Singapore, Monetary Authority of Singapore).

●	Crypto.com: A cryptocurrency trading platform headquartered in Singapore. It provides a platform for trading, investing, and using cryptocurrencies. In North America, Crypto.com is registered as a Money Services Business with FINTRAC in Canada and FinCEN in the United States. It also holds Money Transmitter Licenses across various U.S. states. In Europe, the company received approval from the UK’s Financial Conduct Authority in August 2022 and operates under the Electronic Money Institution license in several European Economic Area countries.

●	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	itBit: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

●	Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators (“CSA”).

●	LMAX Digital: A Gibraltar based exchange regulated by the GFSC as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Bitcoin Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity. The Bitcoin Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Bitcoin Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME; (ii) one who is a representative of the Benchmark Provider; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

In the event that there are errors or irregularities in the calculation and publication of the Bitcoin Pricing Benchmark, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as they relate to the Bitcoin Pricing Benchmark that are set forth on the Benchmark Provider’s website. Such rules dictate how the Benchmark Provider will calculate the Bitcoin Pricing Benchmark, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the Bitcoin Pricing Benchmark for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the Bitcoin Pricing Benchmark for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the Bitcoin Pricing Benchmark by the stipulated dissemination time, it shall publish a notification on its website informing Bitcoin Pricing Benchmark users, including the Trust, the calculation and publication have been delayed.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Bitcoin Pricing Benchmark given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: the average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The venue complies with applicable laws and regulations, including, but not limited to, capital markets regulations, money-transmission regulations, client money custody regulations, and KYC and AML regulations.

5.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data-sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for inclusion in the list of Constituent Platforms by any member of the public, any exchange or the Oversight Committee.

Bitcoin Pricing Benchmark data and the description of the Bitcoin Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The eight Constituent Platforms that contribute transaction data to the Bitcoin Pricing Benchmark with the aggregate volumes traded on their respective BTC-USD markets over the preceding four calendar quarters are listed in the table below:

	Aggregate Trading Volume of BTC-USD Markets of Bitcoin Pricing Benchmark Constituent Platforms**
Period	Bitstamp	Bullish	Coinbase	Crypto.com*	Gemini	itBit	Kraken	LMAX
2024 Q2	$12,745,481,874	N/A	$81,871,129,923	N/A	$4,460,975,011	$1,103,291,739	$15,942,525,422	$11,280,822,955
2024 Q3	$11,788,598,149	N/A	$58,463,571,026	N/A	$3,343,922,945	$742,961,240	$10,944,408,968	$7,674,154,200
2024 Q4	$19,041,512,220	$171,943,974	$106,998,253,547	N/A	$7,762,251,106	$1,196,003,201	$19,039,509,976	$15,679,729,421
2025 Q1	$14,477,591,026	$15,621,692,912	$94,635,582,496	$437,228,895	$7,306,366,610	$1,101,275,922	$17,525,260,799	$9,804,590,131

*	Crypto.com became a BRRNY Constituent Platform on March 31, 2025 and its aggregate volume is based on a single day.

**	Source: CF Benchmarks Ltd.

The market share for BTC-USD trading of the eight Constituent Platforms comprising the Bitcoin Pricing Benchmark over the past four calendar quarters is shown in the table below:

	Bitcoin Trading Platform Market Share of BTC-USD Trading*
Period	Bitstamp	Bullish	Coinbase	Crypto.com	Gemini	itBit	Kraken	LMAX
2024 Q2	7.97%	N/A	51.17%	N/A	2.79%	0.69%	7.05%	7.05%
2024 Q3	7.26%	N/A	36.01%	N/A	2.06%	0.46%	4.73%	4.73%
2024 Q4	5.33%	0.05%	29.95%	N/A	2.17%	0.33%	4.39%	4.39%
2025 Q1	4.67%	5.04%	30.55%	0.14%	2.36%	0.36%	3.17%	3.17%

*	Source: CF Benchmarks Ltd.

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

The CME CF Ether – Dollar Reference Rate – New York Variant

The Trust’s ether holdings are valued on a daily basis with reference to the CME CF Ether – Dollar Reference Rate – New York Variant, the Ether Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of ether in U.S. dollars. The Ether Pricing Benchmark was created to facilitate financial products based on ether. It serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. ET. The Ether Pricing Benchmark aggregates the trade flow of several major ether trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. The Ether Pricing Benchmark currently uses substantially the same methodology as the CME CF Ether Reference Rate, the ERR, including utilizing the same constituent ether exchanges, which is the underlying rate to determine settlement of CME ether futures contracts, except that the Ether Pricing Benchmark is calculated as of 4:00 p.m. ET, whereas the ERR is calculated as of 4:00 p.m. London time. The Ether Pricing Benchmark, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the ERR, which was first introduced on June 4, 2018. The Ether Pricing Benchmark is designed based on the IOSCO Principals for Financial Benchmarks.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Ether Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Ether Pricing Benchmark price of ether differs materially from the global market price of ether and/or that third parties are able to purchase and sell ether on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Ether Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Ether Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Ether Pricing Benchmark Methodology

The Ether Pricing Benchmark is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent ether trading venues (the Constituent Platforms) as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Ether Pricing Benchmark is then determined by the equally weighted average of the volume medians of all partitions.

As of March 31, 2025, the Constituent Platforms included in the Ether Pricing Benchmark are Bitstamp, Coinbase, Crypto.com, Gemini, itBit, Kraken, and LMAX Digital.

●	Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the U.K. FCA.

●	Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as e-money providers (Republic of Ireland, Central Bank of Ireland) and Major Payment Institutions (Singapore, Monetary Authority of Singapore).

●	Crypto.com: A cryptocurrency trading platform headquartered in Singapore. It provides a platform for trading, investing, and using cryptocurrencies. In North America, Crypto.com is registered as a Money Services Business with FINTRAC in Canada and FinCEN in the United States. It also holds Money Transmitter Licenses across various U.S. states. In Europe, the company received approval from the UK’s Financial Conduct Authority in August 2022 and operates under the Electronic Money Institution license in several European Economic Area countries.

●	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	itBit: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

●	Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider. Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators.

●	LMAX Digital: A Gibraltar-based exchange regulated by the Gibraltar Financial Services Commission as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of an FCA-regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Ether Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity. The Ether Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Ether Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME; (ii) one who is a representative of the Benchmark Provider; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

In the event that there are errors or irregularities in the calculation and publication of the Ether Pricing Benchmark, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as they relate to the Ether Pricing Benchmark that are set forth on the Benchmark Provider’s website. Such rules dictate how the Benchmark Provider will calculate the Ether Pricing Benchmark, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the Ether Pricing Benchmark for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the Ether Pricing Benchmark for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the Ether Pricing Benchmark by the stipulated dissemination time, it shall publish a notification on its website informing Ether Pricing Benchmark users, including the Trust, the calculation and publication have been delayed.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Ether Pricing Benchmark given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: the average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The venue complies with applicable laws and regulations, including, but not limited to, capital markets regulations, money-transmission regulations, client money custody regulations, and KYC and AML regulations.

5.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data-sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for inclusion in the list of Constituent Platforms by any member of the public, any exchange or the Oversight Committee.

Ether Pricing Benchmark data and the description of the Ether Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The seven Constituent Platforms that contribute transaction data to the Ether Pricing Benchmark with the aggregate volumes traded on their respective ETH-USD markets over the preceding four calendar quarters are listed in the table below:

	Aggregate Trading Volume of ETH-USD Markets of Ether Pricing Benchmark Constituent Platforms**
Period	Bitstamp	Coinbase	Crypto.com*	Gemini	itBit	Kraken	LMAX
2024 Q2	$2,112,253,362	$34,626,781,420	N/A	$1,395,882,194	$567,917,703	$6,463,687,792	$7,948,163,457
2024 Q3	$245,202,337	$22,706,157,083	N/A	$29,080,147	$340,547,919	$3,139,689,527	$3,656,528,706
2024 Q4	$2,800,137,146	$36,200,630,438	N/A	$2,454,757,498	$433,526,871	$5,403,870,216	$4,174,811,375
2025 Q1	$2,675,817,473	$36,568,524,172	$368,564,044	$2,554,135,858	$443,530,412	$4,896,094,186	$3,780,719,230

*	Crypto.com became an Ether Pricing Benchmark Constituent Platform on March 31, 2025 and its aggregate volume is based on a single day.
**	Source: CF Benchmarks Ltd.

The market share for ETH-USD trading of the seven Constituent Platforms comprising the Ether Pricing Benchmark over the past four calendar quarters is shown in the table below:

	Ether Trading Platform Market Share of ETH-USD Trading*
Period	Bitstamp	Coinbase	Crypto.com	Gemini	itBit	Kraken	LMAX
2024 Q2	2.44%	39.99%	N/A	1.61%	0.66%	7.47%	9.18%
2024 Q3	1.16%	21.08%	N/A	0.86%	0.32%	2.91%	3.39%
2024 Q4	1.21%	15.68%	N/A	1.06%	0.19%	2.34%	1.81%
2025 Q1	1.52%	20.83%	0.21%	1.45%	0.25%	2.79%	2.15%

*	Source: CF Benchmarks Ltd.

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds bitcoin and ether and is expected from time to time to issue Baskets in exchange for deposits of bitcoin, ether and cash and to distribute bitcoin, ether and cash in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of bitcoin and ether held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and ether and establish its NAV by reference to the Pricing Benchmarks.

The Sponsor believes the Trust offers a straight-forward solution to seek its investment objective. Besides cash received in connection with Cash Creation Orders of Baskets, the Trust’s sole assets are expected to be bitcoin and ether held with the Bitcoin and Ether Custodian.

The Sponsor believes that the Bitcoin Pricing Benchmark is a representative value for the price of bitcoin in U.S. dollars and that the Ether Pricing Benchmark is a representative value for the price of ether in U.S. dollars, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in bitcoin and ether. The Trust will only sell bitcoin and ether (1) in connection with Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (_________.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

Calculation of NAV

Under normal circumstances, the Trust’s only assets will be bitcoin and ether and, under limited circumstances, cash. The Trust’s bitcoin and ether are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. ET, or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, the NAV is not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by (i) multiplying the number of bitcoin held by the Trust by the U.S. dollar price of one bitcoin provided by the Bitcoin Pricing Benchmark on such day (the Trust Bitcoin Value); (ii) multiplying the number of ether held by the Trust by the U.S. dollar price of one ether provided by the Ether Pricing Benchmark (the Trust Ether Value) on such day; (iii) adding the Trust Bitcoin Value to the Trust Ether Value; (iv) adding any receivables; and (v) subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding.

The Administrator will determine the price of the Trust’s bitcoin by reference to the Bitcoin Pricing Benchmark and the price of the Trust’s ether by reference to the Ether Pricing Benchmark, both of which are published between 4:00 p.m. and 4:30 p.m. ET on every calendar day.

The methodology used to calculate the Bitcoin Pricing Benchmark price to value bitcoin and the Ether Pricing Benchmark price to value ether in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmarks is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV per Share, based on a pricing source selected by the Sponsor (the Pricing Benchmarks). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the bitcoin held by the Trust based on the Bitcoin Pricing Benchmark and the ether held by the Trust based on the Ether Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If either Pricing Benchmark is not available or the Sponsor in its sole discretion determines that a Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” bitcoin or ether will be a common occurrence.

The ITV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME Bitcoin Real Time Price and CME Ether Real Time Price (the “Real Time Prices”). The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Trust’s investments. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The ITV (which is based upon the Real Time Prices) may differ from the NAV (which is based upon the Pricing Benchmarks) due to differences in how the Real Time Prices and Pricing Benchmarks are calculated. While the Pricing Benchmarks are calculated as described in the section above entitled “THE TRUST AND BITCOIN AND ETHER PRICES,” the Real Time Prices are calculated once per second, in real time by utilizing the order books of USD/BTC and USD/ETH trading pairs operated by all Constituent Platforms. An “order book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the calculation agent for the Real Time Prices. The order books are aggregated into one consolidated order book for each Real Time Price by the calculation agent and the bid-price volume curve, ask-price volume curve, mid-price volume curve and mid-spread volume curve are calculated. The mid-price volume curve is the average of the bid-price volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask-price volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid-price volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid-spread volume curve does not exceed a certain percentage deviation from the mid price). Each Real Time Price is then given by the sum of the weighted mid-price volume curve obtained in the previous step.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmarks to the extent the methodology used to calculate the Pricing Benchmarks is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for ether on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for bitcoin or ether, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin or ether in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that bitcoin or ether is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Digital Asset Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Digital Asset Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s bitcoin or ether, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin/ether trading activity. Digital Asset Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin and ether trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for bitcoin and ether. The Sponsor then identifies that market as the principal market for bitcoin and ether during that period, and uses the price for bitcoin and ether from that venue at 4:00 ET as the principal market price.

Additional Information About The trust

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Trust Agreement dated as of __________, 2025. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018.

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the bitcoin or ether held by the Trust. The Trust’s tax structure provides the Sponsor with very limited means to affirmatively alter the Trust’s allocation to bitcoin and ether. Nonetheless, the Sponsor believes that the Trust’s allocation to bitcoin and ether will generally approximate the relative market capitalization of bitcoin and ether to one another, although this cannot be guaranteed. Additionally, the Sponsor does not sell bitcoin or ether at times when the price of bitcoin or ether is high, nor does it acquire bitcoin or ether at low prices in the expectation of future price increases. The Sponsor does not make use of any of the hedging techniques available to professional bitcoin and ether investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objective. Bitcoin and ether will be the only digital assets held by the Trust.

The Trust will only sell bitcoin and ether (1) in connection with Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. The delivery or sale of bitcoin or ether to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the 1940 Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association (“NFA”). The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the purchase and redemption of Baskets.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.__% per annum of the Trust’s bitcoin and ether holdings. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee is accrued daily in U.S. dollars at an annualized rate equal to __% of the Trust NAV and is payable monthly in arrears. The Trust NAV is reduced each day by the amount of the Sponsor Fee calculated each day. On the final business day of each month, the Administrator will determine the total amount owed to the Sponsor in U.S. dollars pursuant to the daily accruals over the preceding month. The Sponsor will then determine, in its sole discretion, whether to pay the Sponsor Fee in bitcoin, ether, or a combination thereof. Any bitcoin or ether used to pay the Sponsor Fee will be valued using the same methods the Trust uses to calculate the NAV, see “CALCULATION OF NAV” below. While the Sponsor generally expects to cause the Sponsor Fee to paid in bitcoin and ether in a ratio that corresponds to the Trust’s relative weighting of bitcoin and ether, the Sponsor has discretion, subject to the requirements of maintaining the Trust’s status as a grantor trust, to pay the Sponsor Fee exclusively in bitcoin, ether, or in a ratio that does not correspond to the Trust’s relative allocation to bitcoin and ether. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin or ether to the Sponsor.

In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Bitcoin and Ether Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based on prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees or Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain or Ethereum blockchain, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Bitcoin and Ether Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Administrator and/or the Sponsor will direct the Bitcoin and Ether Custodian to transfer bitcoin from the Trust Bitcoin Account and ether from the Trust Ether Account to the Sponsor Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s bitcoin or ether as necessary to pay such expenses. The Sponsor will sell bitcoin and ether to pay such expenses on a pro rata basis based upon the relative amount of bitcoin and ether held by the Trust.

The Sponsor, on behalf of the Trust, will typically seek to buy and sell bitcoin and ether at a price as close to the applicable Pricing Benchmark as practical. Such sales will be undertaken pursuant to the Trust-Directed Trade Model unless no Digital Asset Trading Counterparty is willing or able to effectuate the trade. Transfers of bitcoin and ether from the Trust Digital Asset Accounts to the Sponsor Accounts, and from the Sponsor Accounts to the Digital Asset Trading Counterparty are “on-chain” transactions represented on the Bitcoin blockchain or Ethereum blockchain as applicable. Transfer fees with respect to this on-chain transfer of bitcoin or ether will be paid by the Bitcoin and Ether Custodian. The cash proceeds of the sale will be sent to the Sponsor, which will use such proceeds to pay the expenses. Any remaining cash will be distributed back to the Cash Custodian. To the extent that the Trust must utilize the Agent Execution Model to undertake bitcoin or ether sales to pay for expenses not assumed by the Sponsor, the Prime Execution Agent, acting in an agency capacity, would conduct the sale on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. Transfers of bitcoin or ether from the Trust Digital Asset Accounts to the Trust’s Trading Balance in connection with such sales are “on-chain” transactions represented on the Bitcoin blockchain or Ethereum blockchain, as applicable. Each delivery or sale of bitcoin and ether by the Trust to pay the Sponsor Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin or ether. Bitcoin and ether not needed to redeem Baskets, or to cover the Sponsor Fee and Trust expenses not assumed by the Sponsor, is held by the Bitcoin and Ether Custodian or Prime Execution Agent. As a result of the recurring deliveries of bitcoin and ether necessary to pay the Sponsor Fee and potential sales of bitcoin or ether to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of bitcoin and ether represented by each Share will decrease proportionately over the life of the Trust. New deposits of bitcoin and ether, purchased with the cash received in connection with purchases of Baskets, will not reverse this trend.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in cash or in kind.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, the Sponsor will sell the Trust’s bitcoin and ether and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Under no circumstances will the Trust distribute bitcoin or ether to Shareholders.

See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of bitcoin or ether, which permit the Trust to acquire, or otherwise establish dominion and control over, other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Bitcoin and Ethereum blockchains, airdrops offered to holders of ether and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to custody the Incidental Right or IR Asset;

●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceed the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the CEA).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the Bitcoin blockchain or Ethereum blockchain (other than bitcoin or ether), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) business days of their delisting;

●	One hundred eighty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed or accepted its appointment;

●	The SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The Trust is determined to be a “money services business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act of 1970 and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin and/or ether;

●	Any ongoing event exists that prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin and/or ether for purposes of determining the NAV of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any state or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	Sixty days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	The Sponsor elects to terminate the Trust after the Trustee, Administrator or Bitcoin and Ether Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority of the Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Property. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all bitcoin and ether owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof and in such a manner so as to effectuate orderly sales and a minimal market impact. The Liquidating Trustee may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under this Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of Shareholders that had not theretofore been redeemed. The Liquidating Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 8.01. The Liquidating Trustee may suspend its sales of bitcoin or ether upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of bitcoin or ether or similar market event. Upon receipt of proceeds from the sale of the last bitcoin and ether held hereunder, all proceeds shall be applied and distributed in the following order of priority:

1.	pay to Sponsor from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;

2.	deduct from the Trust any amounts that the Liquidating Trustee, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust any applicable taxes or other governmental charges that may be payable by the Trust and any other contingent or future liabilities of the Trust; and

3.	distribute each Shareholder’s interest in the remaining assets of the Trust. Such distribution shall consist of cash. Under no circumstances will the Trust distribute bitcoin or ether to Shareholders.

Following the dissolution and windup of the Trust, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the DSTA at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for certain of its obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the bitcoin and/or ether Baskets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, as Sponsor, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, the Administrator, the Transfer Agent or the Benchmark Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares and will exercise the marketing plan of the Trust on an ongoing basis.

The principal office of the Sponsor is 250 Montgomery Street, Suite 200, San Francisco, CA 94104.

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the Chief Executive Officer of Bitwise Asset Management, Inc., the parent of the Sponsor, and has served in such role since October 2016. He serves as President and Treasurer of the Sponsor. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off from school from 2011 to 2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees and was sold to Noodle Education, Inc., in 2013.

Paul “Teddy” Fusaro is the President of Bitwise Asset Management, Inc., and has served in such capacity since January 2021. Prior to joining Bitwise in April 2018, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the exchange-traded fund unit of New York Life Investment Management, a firm with over $550 billion in AUM. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy exchange-traded funds, mutual funds, and separately managed accounts. Prior to that, from 2009 to 2013, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative exchange-traded fund manager. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

Katherine Dowling is the General Counsel and Chief Compliance Officer of Bitwise Asset Management and has served in such capacity since March 2021. She serves as the General Counsel, CCO and Vice President of the Sponsor. Prior to Bitwise, Ms. Dowling was the General Counsel and Chief Compliance Officer for True Capital Management from 2019 to 2021. Before that, Ms. Dowling was a General Partner, as well as Chief Operating Officer and Chief Compliance Officer of Luminate Capital Partners, from 2015 to 2018. Prior to 2015, Ms. Dowling spent over ten years as an Assistant U.S. Attorney, most recently in the Economic Crimes Unit of the U.S. Attorney’s Office for the Northern District of California. Ms. Dowling is an Echols Scholar graduate of the University of Virginia and a graduate of Harvard Law School.

The following is a biographical summary of the business experience of certain key officers of Bitwise Asset Management, the parent of the Sponsor:

Matthew “Matt” Hougan is the Chief Investment Officer of Bitwise Asset Management and has served in such capacity since October 2020 after joining Bitwise in February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, an FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on exchange-traded funds. Mr. Hougan is a graduate of Bowdoin College.

Hong Kim is the Chief Technology Officer of Bitwise Asset Management and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim worked in cybersecurity for the South Korean Military. He later worked on Google’s backend infrastructure for Drive. Mr. Kim attended the University of Pennsylvania where he graduated with a Bachelor of Science in Computer Science.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

The principal address of Delaware Trust Company, as Trustee is 251 Little Falls Drive, Wilmington, DE 19808.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The principal address of BNY Mellon, as Administrator, Transfer Agent and Cash Custodian, is 240 Greenwich Street, New York, NY 10286.

The Transfer Agent

The Transfer Agent (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Bitcoin and Ether Custodian

The Bitcoin and Ether Custodian is responsible for safekeeping the bitcoin and ether owned by the Trust. The Bitcoin and Ether Custodian was selected by the Sponsor. The Bitcoin and Ether Custodian has responsibility for opening the Trust Digital Asset Accounts and facilitating the transfer of bitcoin and ether required for the operation of the Trust.

The Sponsor may, in its sole discretion, add or terminate bitcoin or ether custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s bitcoin and/or ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into bitcoin and/or ether custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in segregated accounts, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

The Cash Custodian

The Cash Custodian is the custodian of the Trust’s cash holdings.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Custody of the Trust’s Assets

The Trust has entered into an agreement with the Bitcoin and Ether Custodian, the Bitcoin and Ether Custody Agreement, pursuant to which the Bitcoin and Ether Custodian will custody all of the Trust’s bitcoin and ether in segregated accounts from time to time (the Trust Digital Asset Accounts), other than the Trust’s bitcoin and ether which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent.” The Bitcoin and Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin and ether in “cold storage” or similarly secure technology (the “Cold Digital Asset Accounts”), with any remainder of the Trust Digital Asset Accounts held as a “Hot Digital Asset Account.” The Sponsor expects that all of the Trust’s assets and private keys will be held in cold storage of the Bitcoin and Ether Custodian on an ongoing basis.

Custody of bitcoin and ether typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of bitcoin and ether from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin and ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Bitcoin and Ether Custodian will generally keep all of the Trust’s bitcoin and ether in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s bitcoin and ether will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets and to sell bitcoin and ether to pay Trust expenses not assumed by the Sponsor, as necessary. The Trust’s bitcoin and ether held in the Cold Digital Asset Accounts by the Bitcoin and Ether Custodian are held in segregated wallets and therefore are not commingled with the Bitcoin and Ether Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the United States and Europe. For security reasons exact locations are never disclosed. A limited number of employees at the Bitcoin and Ether Custodian are involved in private key management operations, and the Bitcoin and Ether Custodian has represented that no single individual has access to full private keys. The Bitcoin and Ether Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Bitcoin and Ether Custodian’s internal audit team performs periodic internal audits over custody operations, and the Bitcoin and Ether Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Bitcoin and Ether Custodian by an external provider.

Under the terms of the Bitcoin and Ether Custody Agreement, the Sponsor maintains sole discretion in allocating bitcoin and ether between the Hot Digital Asset Accounts and the Cold Digital Asset Accounts. Bitcoin and ether custodied by the Bitcoin and Ether Custodian are not commingled with the assets of the Bitcoin and Ether Custodian or its affiliates or with the assets of other customers of the Bitcoin and Ether Custodian. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin and ether. The Bitcoin and Ether Custodian has also agreed in the Bitcoin and Ether Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin or ether, and that the Trust’s bitcoin or ether assets are not treated as general assets of the Bitcoin and Ether Custodian, but are instead considered custodial assets that remain the Trust’s property. Additionally, the Bitcoin and Ether Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the bitcoin and ether held by the Bitcoin and Ether Custodian for the Trust and that the Trust’s bitcoin and ether is held in separate, segregated accounts under the Trust’s name. The Bitcoin and Ether Custody Agreement does not require that private key information with respect to the Trust’s bitcoin or ether be kept in a particular physical location.

The Bitcoin and Ether Custodian may receive deposits of bitcoin or ether but may not send bitcoin or ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Bitcoin and Ether Custodian can upload the fully signed transaction to an online network and transfer the ether. Because the Bitcoin and Ether Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

Under the Bitcoin and Ether Custody Agreement, the Bitcoin and Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin or ether, or fraud or willful misconduct, among others, the Bitcoin and Ether Custodian’s aggregate liability under the Bitcoin and Ether Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin and Ether Custodian in the 12 months prior to the event giving rise to the Bitcoin and Ether Custodian’s liability, and (B) the value of the affected bitcoin, ether or cash giving rise to the Bitcoin and Ether Custodian’s liability; (ii) in respect of the Bitcoin and Ether Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin and Ether Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Bitcoin and Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin and Ether Custodian is not liable, even if the Bitcoin and Ether Custodian has been advised of or knew or should have known of the possibility thereof. The Bitcoin and Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin and Ether Custodian. Under the Bitcoin and Ether Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Bitcoin and Ether Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Bitcoin and Ether Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin or ether with the Bitcoin and Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Bitcoin and Ether Custodian may terminate the Bitcoin and Ether Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Bitcoin and Ether Custody Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Bitcoin and Ether Custodian may terminate the Bitcoin and Ether Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The Bitcoin and Ether Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement. These termination provisions are described in more detail in “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent” below.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust has entered into the Cash Custody Agreement with BNY Mellon under which BNY Mellon acts as custodian of the Trust’s cash and cash equivalents.

The Trust may engage third-party custodians or vendors besides the Bitcoin and Ether Custodian and the Cash Custodian to provide custody and security services for all or a portion of its bitcoin, ether and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Bitcoin and Ether Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate bitcoin and/or ether custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s bitcoin or ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into bitcoin and/or ether custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The following section describe the role of the Prime Execution Agent and Trade Credit Lender. These parties will only be utilized during the rare and limited circumstances when the Trust buys and sells ether using the Agent Execution Model. The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of ether and will only utilize the Agent Execution Model in the event that no Digital Asset Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of ether.

The Prime Execution Agent

Pursuant to the Prime Execution Agreement, the Trust’s bitcoin, ether and/or cash holdings, from time to time, may be temporarily held with the Prime Execution Agent, an affiliate of the Bitcoin and Ether Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of bitcoin and ether to pay other Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin or ether (or cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin and ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin and ether (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin and ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of ether that the Prime Execution Agent holds for customers holding similar entitlements as the Trust, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agreement to hold any of the bitcoin or ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the bitcoin and ether credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin or ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the 1940 Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money-transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin or ether will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells bitcoin ether through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of bitcoin or ether by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin or ether with the Bitcoin and Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell bitcoin or ether on the Trading Platform, the associated bitcoin, ether or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust Digital Asset Accounts may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Bitcoin and Ether Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Bitcoin and Ether Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a Cause event (as defined below).

The Prime Execution Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agreement defines “Cause” to mean (i) a material breach of the Prime Execution Agreement (other than the Bitcoin and Ether Custody Agreement) which is uncured for ten (10) days; (ii) a material breach of the Ether Custody Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of one (1) business day.

Notwithstanding any termination of the Prime Execution Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agreement as the Prime Execution Agent, Ether Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agreement, except to the extent any Transition Service is prohibited under applicable law (including, but not limited to, applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that (i) the Coinbase Entities will continue to have the right to exercise their right of set-off under the Prime Execution Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of the Trust’s ether on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of ether submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agreement, including the Bitcoin and Ether Custody Agreement, in whole or in part for any reason upon thirty (30) days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Bitcoin and Ether Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin or ether in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the bitcoin or ether based on the Benchmark Valuation (defined as the applicable Pricing Benchmark) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC/ETH Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC/ETH Cash Value until the relevant bitcoin and/or ether is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant bitcoin and/or ether, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC/ETH Cash Value in lieu of the relevant bitcoin and/or ether or receive the BTC/ETH Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant bitcoin and/or ether would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant bitcoin and/or ether being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the bitcoin and/or ether, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin and/or ether or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Bitcoin and Ether Custody Agreement) and such breach remains uncured for a period of ten (10) calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Bitcoin and Ether Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin or ether from the Trust Digital Asset Accounts, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin or ether, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin or ether, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x)  $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin or ether giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin and Ether Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell bitcoin or ether may be routed to the Prime Execution Agent’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge, and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for the Trust’s bitcoin or ether sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Exchange or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Exchange due to temporary conditions affecting Connected Trading Venues (e.g., connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

To avoid having to pre-fund purchases or sales of bitcoin or ether when using the Agent Execution Model, the Trust may borrow bitcoin, ether or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient bitcoin, ether or cash to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. This allows the Trust to buy or sell bitcoin or ether through the Prime Execution Agent in an amount that exceeds the bitcoin, ether or cash credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability purchase and sell bitcoin or ether in a timely manner, rather than waiting for the cash to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or ether or for the bitcoin or ether held in the Trust Digital Asset Accounts to be transferred to the Trust’s Trading Balance prior to selling bitcoin or ether. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin, ether or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to borrow bitcoin or ether to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and the Trust Digital Asset Accounts. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of the bitcoin, ether or cash credited to the Trust’s Trading Balance and Trust Digital Asset Accounts (though it is required to exhaust the Trading Balance prior to taking control of assets in the Trust Digital Asset Accounts) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. Pursuant to the Trade Financing Agreement, there is a maximum “Authorized Amount” of Trade Credits that the Trade Credit Lender allows to be outstanding at any one time, which is determined and may be changed by the Trade Credit Lender in its sole discretion. To the extent the Trade Credit Lender changes the Authorized Amount, it will give the Trust advance notice if it is feasible to do so.

The entirety of the Trust’s bitcoin and ether holdings are expected to be maintained with the Bitcoin and Ether Custodian rather than the Prime Execution Agent. Accordingly, when using the Agent Execution Model, the Trust does expect to utilize Trade Credits. When utilizing Trade Credits in connection with Cash Creation Orders and Cash Redemption Orders, any interest payable on Trade Credits will be the responsibility of the Authorized Participants. In the very rare event that Trade Credits are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust. Any such interest payments borne by the Trust will have the effect of reducing the amount of bitcoin and/or ether represented by a Share and the NAV of the Trust. In connection with a Cash Redemption Order or to pay expenses not assumed by the Sponsor, the Trust will first borrow bitcoin or ether from the Trade Credit Lender using the Trade Financing Agreement, and then sell this bitcoin or ether. In connection with a Cash Creation Order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase bitcoin or ether. The purpose of borrowing the bitcoin, ether or cash from the Trade Credit Lender is to lock in the bitcoin or ether price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or ether or for the bitcoin or ether held in the Trust Digital Asset Accounts to be transferred to a Trading Balance prior to selling the bitcoin or ether (a process that may take up to twenty-four hours, or longer if the Bitcoin blockchain or Ethereum blockchain is experiencing delays in transaction confirmation, or if there are other delays). To the extent that the execution price of the bitcoin or ether acquired exceeds the amount of cash deposited by the Authorized Participant, the Authorized Participant bears the responsibility for the difference.

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a Cash Creation Order can be settled in a timely manner. For a Cash Redemption Order under the Agent Execution Model, the Trust may use financing when the bitcoin or ether remains in the Trust Digital Asset Accounts at the point of intended execution of a sale of bitcoin or ether. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Bitcoin and Ether Custodian to move bitcoin or ether out of the Trust Digital Asset Accounts into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the bitcoin or ether price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Trust Digital Asset Accounts to the Trading Balance was completed before selling the bitcoin or ether.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book-Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited-purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

SEED CAPITAL INVESTOR

Bitwise Asset Management, Inc., the parent of the Sponsor, served as seed capital investor to the Trust (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $___ in Shares on _________________, and on _________________, took delivery of __ Shares at a per-Share price of $__ (the “Seed Shares”). The $___ the Trust received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “STATEMENT OF FINANCIAL CONDITION.”

The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the Seed Capital Investor’s purchase of the Seed Shares.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “_____.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Bitwise Investment Manager, LLC, an affiliate of the Sponsor, is expected to purchase the initial Baskets of Shares for $__________, at per-Share price of $__ for these ______ Shares (the Seed Baskets). Such proceeds are expected to be used by the Trust to purchase bitcoin and ether at or prior to the listing of Shares on the Exchange. Bitwise Investment Manager, LLC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Authorized Participants

The offering of the Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to purchase or redeem one or more Baskets. The Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust, however, the Sponsor may adjust the Baskets in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to purchase or redeem Baskets or to offer to the public Shares of any Basket it does create. As of ____________, 2025, _________________, _________________ and _________________ have executed Authorized Participant Agreements with the Trust.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view toward distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”), including the Seed Capital Investor, may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

Creation and Redemption of Shares

When the Trust creates or redeems its Shares, it will do so only in Baskets (blocks of 10,000 Shares) based on the quantity of bitcoin and ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000). This is called the “Basket Amount.” The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin and ether constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of bitcoin and ether that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the bitcoin included in the Basket Amount for a given day by dividing the number of bitcoin held by the Trust as of the close of business on the prior business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the close of business on the prior business day, by the quotient of the number of Shares outstanding at the opening of business, multiplied by 10,000. The same procedure (except substituting ether for bitcoin) would be followed to determine the number of ether to include in the Basket Amount. Fractions of a bitcoin smaller than a satoshi (0.00000001 bitcoin) and fractions of ether smaller than 0.00000000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Amount determined by the Administrator as indicated above.

The Trust may either create and redeem Shares in-kind for ether (In-Kind Creations and In-Kind Redemptions, respectively) or for cash (Cash Creations and Cash Redemptions respectively). When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a Basket) based on the quantity of bitcoin and ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the Basket Amount).

In connection with an order to purchase Shares pursuant to an In-Kind Creation (an In-Kind Creation Order), an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the Bitcoin and Ether Custodian the amount of bitcoin and ether represented by the Basket Amount. In connection with an order to purchase Shares pursuant to a Cash Creation (a Cash Creation Order, and, with In-Kind Creation Orders, “Creation Orders”), an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of bitcoin and ether, as well as the per-order transaction fee.

In connection with an order to redeem Shares, an Authorized Participant shall deliver to the Trust’s account at DTC the Basket(s) to be redeemed. To the extent such redemption order indicated that the redemption was to be done as an In-Kind Redemption (an “In-Kind Redemption Order”), the Sponsor shall arrange for a Basket Amount of bitcoin and ether to distributed to bitcoin and ether accounts designated by the Authorized Participant or Authorized Participant Designee. To the extent such redemption order indicated that the redemption was to be done as a Cash Redemption (a Cash Redemption Order, and, with In-Kind Redemption Orders, “Redemption Orders”), the Sponsor shall arrange for the Basket Amount of bitcoin and ether to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant.

Authorized Participants

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of bitcoin, ether, cash or Shares required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants must pay the Transfer Agent a non-refundable fee for each Creation Order and Redemption Order they place. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing a Creation Order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for bitcoin and ether or cash. Such orders are subject to approval by the Marketing Agent and Transfer Agent. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing Creation Orders and Redemption Orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Creation Orders must be placed by 3:59 p.m., ET or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Creation Orders, or 2:00 p.m., ET, or the close of regular trading on the Exchange, whichever is earlier, for Cash Creation Orders (the “Order Cut-Off Time”). The Order Cut-Off time may be modified by the Sponsor in its sole discretion. The day on which a Creation Order is accepted by the Transfer Agent is considered the “Creation Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Creation Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Creation Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Creation Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute an ether transaction, when it believes the price of ether is being inconsistently, irregularly, or discontinuously published from ether trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Creation Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement.

By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate (either directly or through an Authorized Participant Designee) the deposit of bitcoin and ether with the Bitcoin and Ether Custodian. An Authorized Participant who places an In-Kind Creation Order is responsible for facilitating the delivery of the required amount of bitcoin and ether to the Trust Digital Asset Accounts at the Bitcoin and Ether Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. The Authorized Participant or Authorized Participant Designee will normally send the required bitcoin and ether in an “on chain” transaction over the Bitcoin network and Ethereum network. Such on chain transactions are subject to the risks associated with Bitcoin network and Ethereum network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Bitcoin network and Ethereum network congestion. Upon receipt of the required amount of ether in the Trust Digital Asset Accounts at the Bitcoin and Ether Custodian, the Bitcoin and Ether Custodian will notify the Transfer Agent, the Distributor, the Authorized Participant and the Sponsor that the bitcoin and ether has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

By placing a Cash Creation Order, an Authorized Participant agrees to deposit, or cause the deposit of, cash with the Trust in an equivalent amount of cash equal to the required amount of bitcoin and ether as described above, multiplied by the applicable Pricing Benchmark price, plus any additional cash required to account for the price at which the Trust agrees to purchase the requisite amount of bitcoin and ether to the extent it is greater than the applicable Pricing Benchmark price on each Creation Order Date. On each Creation Order Date, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. Authorized Participants may not withdraw a creation request. If an Authorized Participant fails to consummate the foregoing, the Creation Order will be cancelled. The Sponsor causes to be published each night the amount of bitcoin and ether that will be acquired in exchange for each Creation Order, from which can be computed the estimated amount of cash required to create each Basket, prior to accounting for any additional cash required to acquire the requisite amount of bitcoin and ether if the price paid by the Trust is in excess of the applicable Pricing Benchmark on each Creation Order Date.

An Authorized Participant who places a Cash Creation Order is responsible for facilitating the delivery of the required amount of cash to the Cash Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. Pursuant to a Cash Creation, the Trust is responsible for acquiring bitcoin and ether, which it may do pursuant to two different models: (i) the “Trust-Directed Trade Model,” and the (ii) the “Agent Execution Model.”

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin and ether from an approved Digital Asset Trading Counterparty in an amount equal to the Basket Amount. When seeking to purchase bitcoin and ether on behalf of the Trust, the Sponsor will seek to purchase bitcoin and ether at a price as close to the applicable Pricing Benchmark as practical. Once the trade has been agreed upon with a Digital Asset Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of bitcoin and ether from the Digital Asset Trading Counterparty to the Trust Digital Asset Accounts are “on-chain” transactions represented on the Bitcoin network and Ethereum network. Upon receipt of the deposit amount of bitcoin and ether in the Trust Digital Asset Accounts at the Bitcoin and Ether Custodian from the Digital Asset Trading Counterparty, the Bitcoin and Ether Custodian will notify the Sponsor that the bitcoin and ether have been received. The Sponsor will then notify the Transfer Agent that the bitcoin and ether have been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account and will wire the cash previously sent by the Authorized Participant to the Digital Asset Trading Counterparty to complete settlement of the Cash Creation Order and the acquisition of the bitcoin and ether by the Trust. If the Digital Asset Trading Counterparty fails to deliver the bitcoin and ether to the Bitcoin and Ether Custodian, no cash is sent from the Cash Custodian to the Digital Asset Trading Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Cash Creation Order is cancelled.

Under the Agent Execution Model, the Prime Execution Agent, acting in an agency capacity, conducts bitcoin and ether purchases on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. On the evening of the Creation Order Date, the Trust enters into a transaction to buy bitcoin and ether through the Prime Execution Agent for cash. Because the Trust’s Trading Balance may not be funded with cash on the Creation Order Date for the purchase of bitcoin and ether in connection with the Cash Creation Order under the Agent Execution Model, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the Cash Creation Order on the Creation Order Date. The extension of Trade Credits on the Creation Order Date allows the Trust to purchase bitcoin and ether through the Prime Execution Agent on the Creation Order Date, with such bitcoin and ether being deposited in the Trust’s Trading Balance. On the day following the Creation Order Date, the “Creation Order Settlement Date,” the Trust delivers Shares to the Authorized Participant’s DTC account in exchange for cash received from the Authorized Participant. Where applicable, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. On the Creation Order Settlement Date for a Cash Creation Order utilizing the Agent Execution Model, the bitcoin and ether associated with the Creation Order and purchased on the Creation Order Date is swept from the Trust’s Trading Balance with the Prime Execution Agent to the Trust Digital Asset Accounts with the Bitcoin and Ether Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin and ether into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust Digital Asset Accounts are “on-chain” transactions represented on the Bitcoin network and Ethereum network. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of bitcoin and ether calculated by the Administrator for daily valuation using the applicable Pricing Benchmark and the price at which the Trust acquires the bitcoin and ether will be borne solely by the Authorized Participant to the extent that the Trust pays more for bitcoin and ether than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Creation Order Date, communicated to the Authorized Participant on the Creation Order Date, and wired by the Authorized Participant to the Cash Custodian on the Creation Order Settlement Date.

Rejection of Creation Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Creation Order or deposit of cash, bitcoin or ether for any reason, including if the Sponsor determines that:

●	the Creation Order is not in proper form;

●	it would not be in the best interest of the Shareholders;

●	the acceptance of the Creation Order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent, the Cash Custodian or the Bitcoin and Ether Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent, the Cash Custodian or the Bitcoin and Ether Custodian will be liable for the rejection of any Creation Order.

Redemption Procedures

On any business day, an Authorized Participant may place a Redemption Order with the Transfer Agent through the Marketing Agent to redeem one or more Baskets. Redemption Orders must be placed by 3:59 p.m., ET or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Redemption Orders, or 2:00 p.m., ET, or the close of regular trading on the Exchange, whichever is earlier, for Cash Redemption Orders (the “Redemption Order Cut-Off Time”). The Redemption Order Cut-Off Time may be modified by the Sponsor in its sole discretion. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”). The redemption distribution from the Trust in exchange for a redemption of Shares consists of a movement of the Basket Amount of bitcoin and ether or cash representing the Basket Amount of bitcoin and ether, less any trading expenses incurred by the Trust in liquidating the bitcoin and ether, to the redeeming Authorized Participant or Authorized Participant Designee. An Authorized Participant may not withdraw a Redemption Order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of bitcoin and ether to the designated wallet address of the Authorized Participant or Authorized Participant Designee. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the business day following the Redemption Order Date (the “Redemption Order Settlement Date”). Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account and the Transfer Agent has notified the Bitcoin and Ether Custodian, Distributor and Sponsor that the Shares have been deposited, the Sponsor will cause the transfer of the requisite amount of bitcoin and ether to the Authorized Participant or Authorized Participant Designee. This transfer of ether from the Trust to the Authorized Participant or Authorized Participant Designee will normally be done pursuant to an “on chain” transaction over the Bitcoin network and Ethereum network. Such on chain transactions are subject to the risks associated with Bitcoin network and Ethereum network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Bitcoin network and Ethereum network congestion.

Under the Trust-Directed Trade Model pursuant to a Cash Redemption Order, the procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets under the Trust-Directed Trade Model with an additional safeguard on bitcoin and ether being removed from the Trust Digital Asset Accounts, which will not occur until cash has been received by the Cash Custodian in an amount equal to the Basket Amount of bitcoin and ether multiplied by the price at which the Trust agrees with the Digital Asset Trading Counterparty to sell the bitcoin and ether on the Redemption Order Date. When seeking to sell bitcoin and ether on behalf of the Trust, the Sponsor will seek to sell bitcoin and ether at a price as close to the applicable Pricing Benchmark as practical. Once the trade has been agreed upon with a Digital Asset Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of bitcoin and ether from the Trust Digital Asset Accounts to the Digital Asset Trading Counterparty are “on-chain” transactions represented on the Bitcoin network and Ethereum network. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the Redemption Order Settlement Date. The Bitcoin and Ether Custodian will not send the Basket Amount of bitcoin and ether from the Trust Digital Asset Accounts to the Digital Asset Trading Counterparty until the Cash Custodian has received the cash from the Digital Asset Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Digital Asset Trading Counterparty has sent the cash to the Cash Custodian in an agreed-upon amount to settle the agreed upon sale of the Basket Amount of bitcoin and ether, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the Bitcoin and Ether Custodian to transfer the bitcoin and ether to the Digital Asset Trading Counterparty, and the Transfer Agent will facilitate the redemption of Shares in exchange for cash. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will wire the requisite amount of cash to the Authorized Participant. Transfers of bitcoin and ether from the Trust Digital Asset Accounts to the Digital Asset Trading Counterparty are “on-chain” transactions represented on the Bitcoin network and Ethereum network. In the event that by the end of the day on the Redemption Order Settlement Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Bitcoin and Ether Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) business days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) business day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Bitcoin and Ether Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the Bitcoin and Ether Custodian related to the cancelled Redemption Order.

Under the Agent Execution Model pursuant to a Cash Redemption Order, the Authorized Participant may be required to submit a Redemption Order by an earlier than normal order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time may be as early as 5:00 p.m. ET on the business day prior to Redemption Order Date. Once a Redemption Order is received, the Sponsor instructs the Bitcoin and Ether Custodian to prepare to transfer the bitcoin and ether associated with the Redemption Order from the Trust Digital Asset Accounts with the Bitcoin and Ether Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For a Redemption Order utilizing the Agent Execution Model, on the evening of the Redemption Order Date, the Prime Execution Agent, acting in an agency capacity, conducts bitcoin and ether sales on behalf of the Trust with third parties through its Coinbase Prime service in exchange for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with ether on the evening of the Redemption Order Date at the time of the intended execution of the sale of bitcoin and ether in connection with the Redemption Order because such bitcoin and ether is still in the Trust Digital Asset Accounts at the Bitcoin and Ether Custodian. In those circumstances the Trust may borrow Trade Credits in the form of bitcoin and ether from the Trade Credit Lender, which allows the Trust to sell bitcoin and ether through the Prime Execution Agent on the evening Redemption Order Date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. Such cash is then transferred to the Cash Custodian. The Trust will subsequently transfer the Basket Amount of bitcoin and ether from the Trust Digital Asset Accounts to the Trust’s Trading Balance with the Prime Execution Agent. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will then wire the requisite amount of cash to the Authorized Participant. In the event Trade Credits were used, the Trust will use the bitcoin and ether that is moved from the Trust Digital Asset Accounts with the Bitcoin and Ether Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of bitcoin and ether from the Trust Digital Asset Accounts to the Trust’s Trading Balance are “on-chain” transactions represented on the Bitcoin network and Ethereum network.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of purchase or redemption or may postpone the Redemption Order Settlement Date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a Creation Order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin and Ether Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network or Ethereum network, hacking, cybersecurity breach, or power, internet, or Bitcoin network or Ethereum network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions (e.g., because of a market disruption event), it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the Bitcoin and Ether Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Bitcoin and Ether Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., ten Baskets) or fewer.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place Creation Orders and Redemption Orders. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Participants that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin and ether. Baskets are generally expected to be redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits of bitcoin and ether or cash with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin and ether.

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of bitcoin and ether or cash. Deposits of bitcoin and ether received by the Trust pursuant to an In-Kind Creation are held by the Bitcoin and Ether Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders will be used to acquire bitcoin and ether. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire bitcoin and ether, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated and its assets are to be liquidated, all of the Trust’s bitcoin and ether will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute bitcoin and ether to Shareholders.

Ownership oF Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading ether, ether futures and related contracts or other ether-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust. Pursuant to these policies, all principals, officers, directors and employees of the Sponsor, and their family members, must receive prior written clearance from the Sponsor’s chief compliance officer before entering into a transaction in bitcoin, ether, bitcoin futures contract, ether futures contract or any other bitcoin-linked or ether-linked derivative equal if such transaction exceeds $4,999 in current market value. To the extent any such transaction constitutes a purchase of bitcoin, ether, bitcoin futures contract, ether futures contract or any other bitcoin-linked or ether-linked derivative exceeds $4,999 in current market value, the policies require that such bitcoin, ether, bitcoin futures contract, ether futures contract or any other bitcoin-linked or ether-linked derivative must be held for 60 days before it can be traded or sold.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests, which may create a conflict with a Shareholder’s best interests. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, a change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor for the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including, but not limited to, the Bitwise 10 Crypto Index Fund, LLC; the Bitwise 10 Index Offshore Fund Ltd.; the Digital Asset Index Fund; the Bitwise Bitcoin Fund, LLC; the Bitwise Ethereum Fund, LLC; the Bitwise DeFi Crypto Index Fund; the Bitwise Bitcoin ETF; and the Bitwise Ethereum ETF. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties AND OBLIGATIONS of the Sponsor

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries) are defined and limited in scope by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●	To execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	To retain independent public accountants to audit the accounts of the Trust;

●	To employ attorneys to represent the Trust;

●	To select the Trust’s Trustee, administrator, transfer agent, custodian(s), digital asset trading platform counterparties and OTC market participant counterparties, Pricing Benchmark Provider, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	To negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in this Prospectus;

●	To develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

●	To maintain the Trust’s website;

●	To acquire and sell bitcoin and ether, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing Shareholders with exposure to the value of bitcoin and ether held by the Trust, less the expenses of the Trust’s operations, valuing the Trust’s net assets and the Shares daily with reference to the Pricing Benchmarks, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);

●	In connection with a hard fork of the Bitcoin network to which the Sponsor has actual knowledge, to determine, in good faith, whether the digital asset network running the modified or the extant Bitcoin network software is generally accepted to be the Bitcoin network and should therefore be considered to be the Bitcoin network for the purposes of the Trust’s ongoing operations;

●	In connection with a hard fork of the Ethereum network to which the Sponsor has actual knowledge, to determine, in good faith, whether the digital asset network running the modified or the extant Ethereum network software is generally accepted to be the Ethereum network and should therefore be considered to be Ethereum network for the purposes of the Trust’s ongoing operations;

●	To enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Creation Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with In-Kind Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of bitcoin and ether;

●	In connection with Cash Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of cash;

●	In connection with Creation Orders, after accepting a Creation Order and receiving the required amount of bitcoin and ether or cash, as applicable, either directly or through its delegates to direct the Transfer Agent to credit the Baskets to fill the Creation Order within one (1) business day immediately following the Creation Order Date;

●	To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with Redemption Orders, after receiving the Redemption Order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Baskets the required amount of bitcoin and ether or cash.

●	To assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and this Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	To use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including by making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any state or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration; the expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

●	To monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances and, if necessary, to renegotiate the fee structure to obtain such rates and services for the Trust;

●	To perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others; and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Losses”), to the extent that such Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or any other Indemnified Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a Shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of Shareholders.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 250 Montgomery Street, Suite 200, San Francisco, CA 94104, or at the offices of the Administrator, or at such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during the Trust’s usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. However, pursuant to the Trust Agreement, this shall not apply to causes of action for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

Legal Matters

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

_______________, _______________, _______________, _______________, an independent registered public accounting firm, is hereby named as an expert in auditing and accounting.

Material Contracts

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and computing expense ratios, maintaining expense files and coordinating the payment of Trust-approved invoices; (ii) calculating Trust-approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor or, if such quotes are unavailable, then obtaining such prices from the Sponsor and, in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for their reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions, or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust that occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided, however, that the Trust shall not indemnify any Indemnitee for any losses arising out of such Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

The Fund Administration and Accounting Agreement shall be effective commencing upon regulatory approval by the SEC permitting shares of the Trust to be offered for sale and, unless terminated pursuant to its terms, shall continue until 11:59 p.m. on the date which is the third anniversary of such date (the “Initial Term”), at which time such Agreement shall terminate, unless renewed in accordance with the terms hereof. The Fund Administration and Accounting Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”), unless the Trust or the Administrator gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, the Fund Administration and Accounting Agreement shall terminate at 11:59 p.m. on the last day of the Initial Term or Renewal Term, as applicable.

Transfer Agency and Service Agreement

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Baskets; (ii) preparing and transmitting by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Service Agreement will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated by either party pursuant to the terms of the agreement.

Bitcoin and Ether Custody Agreement

Pursuant to the Bitcoin and Ether Custody Agreement, the Bitcoin and Ether Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the Bitcoin and Ether Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The Bitcoin and Ether Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Bitcoin and Ether Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the Bitcoin and Ether Custodian.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the Bitcoin and Ether Custodian’s secure storage facilities within the United States and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the Bitcoin and Ether Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the Bitcoin and Ether Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the Bitcoin and Ether Custodian does not disclose specifics about the roles and numbers of individuals involved in these processes.

The Bitcoin and Ether Custodian’s parent, Coinbase Global, maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

The Bitcoin and Ether Custodian maintains an Internal Audit team that performs periodic internal audits of custody operations. SOC attestations are also performed on the Ether Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Bitcoin and Ether Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability.

The Bitcoin and Ether Custody Agreement, which is a part of the Prime Execution Agreement, was effective as of the Prime Execution Agreement’s execution on ____________, and will remain in effect until terminated by either the Trust, the Bitcoin and Ether Custodian or the Prime Execution Agent. The Bitcoin and Ether Custodian may terminate the Bitcoin and Ether Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the Bitcoin and Ether Custody Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Bitcoin and Ether Custodian may terminate the Bitcoin and Ether Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for “Cause.” The Bitcoin and Ether Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement.

Neither the Sponsor nor the Trust has given any instructions to the Bitcoin and Ether Custodian as it relates to Incidental Rights and/or IR Assets.

Prime Execution Agreement

Pursuant to the Prime Execution Agreement, the Trust’s bitcoin, ether and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Bitcoin and Ether Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of bitcoin and ether to pay Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin or ether (or cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin and ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin and ether (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin and ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin and ether on behalf of its clients.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of bitcoin and ether by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Ether Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Bitcoin and Ether Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as such term is defined in the Agreement) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a “Cause” event (as such term is defined in the Agreement). The Prime Execution Agreement defines “Prime Execution Agent Services” as (i) the custody of the Trust’s bitcoin and ether in the Trust Digital Asset Accounts, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin and ether submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agreement, including the Ether Custody Agreement, was effective as of its execution on ___________, and will remain in effect until terminated by either the Trust or the Prime Execution Agent. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin or ether in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the bitcoin or ether based on the Benchmark Valuation (defined as the applicable Pricing Benchmark) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC/ETH Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC/ETH Cash Value until the relevant bitcoin and/or ether is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant bitcoin and/or ether, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC/ETH Cash Value in lieu of the relevant bitcoin and/or ether or receive the BTC/ETH Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant bitcoin and/or ether would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant bitcoin and/or ether being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the bitcoin and/or ether, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin and/or ether or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Bitcoin and Ether Custody Agreement) and such breach remains uncured for a period of ten (10) calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Bitcoin and Ether Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

Trade Financing Agreement

The Trade Financing Agreement was entered into between the Trust (as the “Borrower”), Coinbase Credit (the “Lender”), Coinbase, Inc. (the “Agent” or “Coinbase”), and Coinbase Custody as agent with respect to the Trust’s balance of bitcoin and ether held in the Trust Digital Asset Accounts pursuant to the Bitcoin and Ether Custody Agreement to govern the extension of credit from Coinbase Credit to the Trust for use in connection with trading bitcoin and ether on Coinbase Inc.’s Trading Platform.

Pursuant to the terms of the Trade Financing Agreement, the Lender agrees to lend to the Trust a specific quantity of bitcoin, ether and cash (Trade Credits) in connection with the purchase or sale of bitcoin or ether via Coinbase Inc.’s Trading Platform for use on the Trading Platform up to the Authorized Amount. The “Authorized Amount” shall mean the aggregate U.S. dollar notional amount of Trade Credits that the Lender has agreed to extend to the Trust during any Defined Interval. “Defined Interval” means a twenty-four (24) hour period starting at 6:00 a.m. ET (or such other time as may be notified by the Lender to the Trust from time to time) on any day that the Lender has extended Trade Credit to the Trust.

The Trust and the Lender agree that the Trust may use the Trade Credits exclusively for the purpose of the execution of trades on the Trading Platform. The Lender is under no obligation to continue to provide Trade Credits and may in its sole discretion impose black-out periods during which Trade Credits for any or all fiat currencies and/or digital assets (including U.S. dollars, bitcoin and ether) may be unavailable; provided, however, that the Lender will provide the Trust with advance notice of such black-out periods if feasible to do so.

The Lender will establish in the name of the Trust a ledger entry for purposes of tracking Trade Credits extended by the Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that the Lender has extended during each Defined Interval, both in terms of the aggregate notional value of the Trade Credits and the Trade Credits denominated in specific digital assets (such as bitcoin and ether). The Trade Finance Debit Account shall be conclusive, absent manifest error, of the amount of Trade Credits extended by the Lender to the Trust. “Defined Interval” shall mean a twenty-four-hour period starting at 6:00 a.m. ET (or such other time as may be notified by the Lender to the Trust from time to time) on any day that the Lender has extended Trade Credit to the Trust. For the avoidance of doubt, in the event that the Lender extends Trade Credit to the Trust prior to 6:00 a.m. ET on any given day, such notional amount of Trade Credit shall be included in the aggregation of the Authorized Amount for the immediately prior day. The Lender or the Agent may revise the Defined Interval time period referenced above upon five (5) business days’ prior notice to the Trust.

Under the Trade Financing Agreement, the Lender and the Trust agreed that any digital assets (including bitcoin and ether) and any item of property (whether investment property, financial asset, security, general intangible or instrument (each as defined in the UCC) or cash) and all proceeds of the foregoing, credited to the Trust’s Trading Balance and Trust Digital Asset Accounts, shall be treated as a “financial asset” within the meaning of NY UCC §8-102(a)(9). The Trust granted to the Lender and the Agent a continuing first priority security interest in, lien on and right of set-off against all of the Trust’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in the Trust’s Trading Balance and Trust Digital Asset Accounts together with proceeds thereof, in order to secure (i) repayment of Trade Credits to the Lender, (ii) payment of all fees and other amounts owed by the Trust to the Lender or the Agent hereunder, and (iii) all other obligations of the Trust to the Lender and the Agent arising hereunder from time to time. In addition, the Trust shall execute such documents and take such other actions as the Lender or the Agent shall reasonably request in order to perfect and maintain the priority of the Lender’s and the Agent’s security interest with respect to Trust’s Trading Balance and the Trust Digital Asset Accounts. For purposes of perfecting the Lender’s security interest in the Trading Balance, the Agent holds the Trust’s Trading Balance for itself and also as agent for the Lender, and has control over the Trust’s Trading Balance for its own benefit and for the benefit and on behalf of the Lender. The Agent agrees to follow entitlement orders of the Lender as secured party with respect to the Trading Balance without further consent of the Trust.

The Trust agrees to fully repay to the Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. The “Settlement Deadline” shall mean 6:00 p.m. ET on the calendar day immediately following the start of a Defined Interval. The Trust is permitted to repay the Trade Credits at any time during the Defined Interval. Failure of the Trust to fully repay the Trade Credits by the Settlement Deadline may result in an Event of Default (as such term is defined in the agreement). The Trust must repay the Lender with the same type of asset that the Lender provided in extending the applicable Trade Credit. The Trust’s repayment obligation shall be satisfied only when the Lender receives good funds for cash Trade Credits or bitcoin/ether for bitcoin/ether Trade Credits. All cash repayments must be made to the Lender in good funds by the Settlement Deadline, regardless of whether the Federal Reserve wire transfer system is open for business.

Upon the occurrence of an Event of Default: (a) any outstanding extension of Trade Credit shall be immediately due and payable; (b) in addition to all rights under the Coinbase Prime Broker Agreement, the Lender or the Agent may exercise any rights of a secured creditor with respect to its interests in the Trust’s assets, and may exercise all other rights under agreements between the Trust and the Lender, the Agent or Coinbase Custody, including the Lender’s, the Agent’s or the Coinbase Custody’s rights under the Coinbase Prime Broker Agreement. The Lender and the Agent agree that they will exercise their secured creditor rights with respect to the Trading Balance before exercising their secured creditor rights with respect to the Trust Ether Account; (c) the Trust authorizes the Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from the Lender, as secured party, with respect to the disposition of assets in the Trust’s Trading Balance as contemplated herein without further consent or direction from the Trust or any other party; the Trust also authorizes Coinbase Custody, as securities intermediary with respect to the Trust Digital Asset Accounts, to comply with all instructions and entitlement orders from the Lender or the Agent, as secured party, with respect to the disposition of assets in the Trust Digital Asset Accounts; Coinbase Custody agrees to follow such instructions and entitlement orders; (d) without prior notice to the Trust, the Lender shall have the right to instruct the Agent (and the Agent agrees to comply with such instruction) to: (i) transfer the Trust’s Client Assets from the Trust’s Trading Balance to the Lender to repay the unpaid Trade Credits, and/or (ii) liquidate or cancel outstanding orders (including Orders that have been submitted or are in the process of being fulfilled); and (e) without prior notice to the Trust, the Lender may suspend or terminate the Trust’s ability to receive extensions of Trade Credits, regardless of whether the Trust has cured the Event of Default.

If the above actions are not sufficient to satisfy all obligations of the Trust to the Lender and the Agent, the Lender or the Agent shall have the right to liquidate any and all of the Trust’s assets and positions held with the Lender or the Agent, including the Trading Balance and the Trust Digital Asset Accounts, to cover any losses incurred by the Trust’s failure to repay the Trade Credits. In connection with liquidating such assets, the Trust authorizes the Lender or the Agent, on the Lender’s behalf, in the Lender’s sole discretion, to liquidate any of the Trust’s bitcoin and ether in a commercially reasonable sale at the market price. The Trust understands that the value of bitcoin or ether may rise or fall quickly, and neither the Lender nor the Agent has any obligation to liquidate the Trust’s bitcoin or ether at a time that provides the best price.

The parties to the Trade Financing Agreement may terminate the agreement immediately upon giving the other party written notice. Upon notice of termination, all outstanding extensions of Trade Credits shall become due and payable immediately. All obligations of the Trust with respect to outstanding Trade Credits and other amounts due hereunder, and rights of the Lender and the Agent in connection therewith shall survive the termination of the Trade Financing Agreement, including the Lender’s and the Agent’s security interest in the Trust Trading Balance and Trust Digital Asset Accounts and the Lender, the Agent’s and Coinbase Custody’s right of set-off under the Prime Execution Agreement.

Cash Custody Agreement

The Trust has entered into the Cash Custody Agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Cash Custody Agreement is governed by the substantive laws of the State of New York.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Baskets of the Trust; (ii) maintaining copies of confirmations of Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of this Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for copies of this Prospectus are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that this Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in this Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in this Prospectus or any such advertising materials or sales literature.

The Marketing Agreement shall continue in effect for two years. Thereafter, if not terminated, the Marketing Agreement shall continue automatically in effect for successive one-year periods.

Master Purchase and Sale Agreement for Digital Assets

The Sponsor, on behalf of the Trust, has entered into a Master Purchase and Sale Agreement for Digital Assets with each Digital Asset Trading Counterparty. This agreement set forth the general parameters under which transactions in bitcoin and ether will be effectuated, should any transaction with Digital Asset Trading Counterparty occur. The agreement shall remain in effect until terminated in writing by either the Trust or the Digital Asset Trading Counterparty. The Digital Asset Trading Counterparty shall have no liability: (i) with respect to any breach of the agreement which does not arise from its bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such damages). The Trust and Sponsor will each, on a several basis (and without duplication), indemnify, defend and hold the Digital Asset Trading Counterparty harmless together with its officers, directors, members, partners, affiliates and employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) the Trust’s breach of the terms of the agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) the Digital Asset Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of transactions with the Digital Asset Trading Counterparty.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Chapman and Cutler LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including, but not limited to, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis.

The opinion of Chapman and Cutler LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the ether held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (including, without limitation, ether) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Recently, the IRS released additional guidance confirming that staking income paid in digital assets is included in gross income (the “2023 Ruling & FAQs”; the 2019 Ruling & FAQs and the 2023 Ruling & FAQs together, the “Rulings & FAQs”). However, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Rulings & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Rulings & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Rulings & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Shareholders and could have an adverse effect on the prices of digital currencies, including the price of ether, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

For example, El Salvador has recently announced that it is making bitcoin legal tender in El Salvador. If the IRS recognizes bitcoin as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or losses in respect of foreign currencies are generally ordinary gains or losses. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts that require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long-term capital gain or loss and 40% short-term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that ether, and any Incidental Rights or IR Assets that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of ether, which permit the Trust to acquire, or otherwise establish dominion and control over, other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Bitcoin and Ethereum blockchains, airdrops offered to holders of ether and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. Such distribution would generally be a taxable event giving rise to ordinary income for a U.S. Holder.

Taxation of U.S. Shareholders

Shareholders will be treated for U.S. federal income tax purposes as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying bitcoin and ether represented by the Shares and the additional bitcoin and ether purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin and held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the bitcoin with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of bitcoin and ether to the Trust in exchange for a pro rata share of the underlying bitcoin and ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin and ether held in the Trust will be the same as its tax basis and holding period for the bitcoin and ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Bitcoin and ether may be used to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin and ether. If the Trust sells bitcoin and ether (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin and ether (for example by using ether to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin and ether that was sold. A Shareholder’s tax basis for its share of any bitcoin and ether sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin and ether held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin and ether sold, and the denominator of which is the total amount of the bitcoin and ether held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin and ether held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin and ether that was sold.

Shareholders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will not be deductible for U.S. federal income tax purposes. Under current law, for taxable years beginning on or after January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Shareholder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Shareholder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin and ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin and ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its pro rata share of the bitcoin and ether that was sold of more than one (1) year.

The current maximum tax rate for individuals applicable to capital gains is 20% (subject to an additional tax of 3.8% on net investment income). However, gain from collectibles is subject to a 28% maximum (also subject to the 3.8% additional tax), and currency gain is subject to tax at ordinary income rates. Current guidance indicates that digital assets are treated neither as collectibles nor as currencies, but the IRS has the authority to change its position on the treatment of digital assets.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin and ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin and ether received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin and ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin and ether received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin and ether received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin and ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin and ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin and ether received by the Shareholder in the redemption.

If a fork were to occur in the Bitcoin blockchain or Ethereum blockchain, the Trust would hold both the original bitcoin or ether (as applicable) and the alternative new asset. However, such Forked Asset would not constitute an asset of the Trust as, pursuant to the Trust Agreement, the Trust has disclaimed all Incidental Rights and IR Assets, including Forked Assets. The Trust Agreement requires that, if such a transaction occurs, the Trust will, as soon as possible, distribute the Forked Asset to the Sponsor. The Sponsor may then sell the Forked Asset, at which point it would contribute the proceeds of that sale back to the Trust, which would distribute the cash to Shareholders. Such distribution would cause Shareholders to incur a federal income tax liability.

Although the Trust has explicitly disclaimed all Incidental Rights and IR Assets, it is possible that the IRS may not recognize such a disclaimer. Under such circumstances, the receipt, distribution and/or sale of the Forked Asset may cause Shareholders to incur a federal income tax liability. The IRS has taken the position in the Rulings & FAQs that, under certain circumstances, a fork constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Rulings & FAQs, a U.S. Shareholder will have a basis in any IR Asset received in a fork or airdrop equal to the amount of income the U.S. Shareholder recognizes as a result of such fork or airdrop and the U.S. Shareholder’s holding period for such IR Asset will begin as of the time it recognizes such income. In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize some UBTI as a consequence of an investment in Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($210,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin and ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale or disposition of ether by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from U.S. sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met. A Non-U.S. Shareholder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a Non-U.S. Shareholder as a result of a fork, airdrop or similar occurrence would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. A non-U.S. Shareholder in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% from a Non-U.S. Shareholder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Assets or proceeds from the disposition of Incidental Rights or IR Assets by the Sponsor. A Non-U.S. Shareholder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the Non-U.S. Shareholder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury Regulations.

Although the nature of the Incidental Rights and IR Assets that the Trust may hold in the future is uncertain and the Trust has sought to disclaim such assets, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a Non-U.S. Shareholder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Incidental Rights or IR Assets. There can, however, be no complete assurance in this regard.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS and provide certain tax-related information to Shareholders in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or any transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is intended not to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types that provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the 1933 Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Bitcoin and Ether Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

Information You Should Know

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, _________.com; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is _______.com. The Trust’s website address is only provided here as a convenience and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated Prospectus annually on behalf of the Trust pursuant to the requirements of the 1933 Act.

The reports and other information are available online at www.sec.gov.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at _______.com.

Report of independent registered public accounting firm

[to be provided in a subsequent amendment]

Statement of financial condition

[to be provided in a subsequent amendment]

NOTES TO FINANCIAL STATEMENT

[to be provided in a subsequent amendment]

Bitwise Bitcoin & Ethereum ETF

shares

prospectus

__________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Bitwise Investment Advisers, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)		$0	*
Listing fee (actual)	$
Auditor’s fees and expenses	$
Legal fees and expenses	$
Printing expenses	$
Miscellaneous expenses	$
Total	$

*	An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on June 26, 2025.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Bitcoin & Ethereum ETF

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	President	June 26, 2025
Hunter Horsley	(Principal Executive Officer)*

/s/ Paul (“Teddy”) Fusaro	Chief Operating Officer	June 26, 2025
Paul (“Teddy”) Fusaro	(Principal Financial Officer and Principal Accounting Officer)*

*	The registrant is a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Declaration of Trust and Trust Agreement(1)
3.2	Certificate of Trust(1)
3.3	First Amended and Restated Declaration of Trust and Trust Agreement(3)
5.1	Opinion of Chapman and Cutler LLP as to legality(3)
8.1	Opinion of Chapman and Cutler LLP as to tax matters(3)
10.1	Sponsor Agreement(3)
10.2	Form of Authorized Participant Agreement(3)
10.3	Marketing Agreement(3)
10.4	Prime Execution Agreement (with Bitcoin and Ether Custody Agreement and Trade Financing Agreement included as exhibits thereto)(3)
10.5	Cash Custody Agreement(3)
10.6	Fund Administration and Accounting Agreement(3)
10.7	Transfer Agency and Service Agreement(3)
10.8	Form of Master Purchase and Sale Agreement for Digital Assets(3)
23.1	Consent of Independent Registered Public Accounting Firm(3)
23.2	Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)(3)
107	Filing Fee Table(2)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on November 26, 2024.

(2)	Filed herewith.

(3)	To be filed by amendment.